SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
UWM Holdings Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME Tuesday, June 4, 2024 9:30 a.m., Eastern Time	LOCATION Our meeting will be held at our offices located at: UWM Main Campus – North Auditorium 585 S. Boulevard E, Pontiac, MI 48341	RECORD DATE Stockholders of record at the close of business on April 8, 2024 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

ITEMS OF BUSINESS		BOARD RECOMMENDATION

1.	To elect as directors the three nominees named in the attached proxy statement for a three-year term or until their successors are elected and qualified	“FOR” each Director Nominee

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our Independent Registered Public Accountants	“FOR”

3.	To approve, on an advisory basis, the compensation of our named executive officers	“FOR”

Our Board of Directors is soliciting proxies from stockholders who wish to vote at the Annual Meeting. Stockholders will also transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement.

Whether or not you expect to attend the meeting, please vote using the internet or by mail, in each case, by following the instructions in our proxy statement. Stockholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors UWM HOLDINGS CORPORATION Mat Ishbia Chairman and CEO

VOTING METHODS

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the internet or by using a traditional proxy card.

INTERNET Visit http://www.astproxyportal.com/ast/24859 and follow the instructions. You will need the 11-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If you wish to vote by traditional proxy card, you can request a full set of materials at no charge through the phone number listed on the Notice or http://www.astproxyportal.com/ast/24859.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2023 on or about April 25, 2024.

Our proxy statement and annual report are available online at http://www.astproxyportal.com/ast/24859

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

LETTER FROM THE CHAIRMAN AND CEO

TO OUR SHAREHOLDERS AND FAMILY:

To me, 2023 was one of the most important years in our company’s 38-year history. While much of the industry was playing defense, cutting costs, and in survival mode, we went on offense. We invested heavily in technology, new products, and our people. While the year doesn’t stand out from a financial perspective, it stands out in how we continued to grow market share, grow the broker channel, and separate further from our competitors. We finished 2023 as the #1 overall lender, the #1 purchase lender, and the #1 wholesale lender. In fact, it was our third consecutive year as the top purchase lender and our ninth as the top wholesale lender. Although we posted a financial loss, that loss was driven by an accounting markdown of our mortgage servicing rights portfolio, which is a result of interest rate movements, and not in our control. I often say that the best mortgage companies shine in high-rate markets, and that’s exactly what UWM did in 2023.

One of the most important business highlights of 2023 was our continued dominance of the purchase mortgage market. We set an all-time company record with $93.9 billion of purchase originations. This dominance is important because, as we have demonstrated, the purchase business is less rate-sensitive and, thus, less cyclical. In 2023 we continued to provide innovative, client-focused technology, market-leading products, and world-class service to our brokers, enabling them to win and grow share. Over time, we have learned that brokers who use us for purchase are loyal and provide an excellent foundation for our business. This aspect of our business sets us apart from every other mortgage company in America.

In 2023, the broker channel continued to grow as more and more Americans realized that working with a mortgage broker is the best way to get a mortgage. The broker channel share of the overall mortgage industry has grown to its highest levels since 2009. UWM operates solely as a wholesale lender. Despite the wholesale channel accounting for less than 2 out of every 10 loans closed, we became the largest mortgage lender in the country in 2022. As the wholesale channel continues to grow, UWM will also grow.

At UWM we have a strong sense of purpose: to make dreams come true—helping more people realize the American dream of home-ownership. And we are guided by our six company pillars:

•   Our people are our greatest asset

•   Service is everyone’s responsibility

•   We are relationship-driven, not transaction-driven

•   We are thumb pointers, not finger pointers

•   Continuous improvement is essential for long-term success

•   Our path is paved with fun and friendship

These are not just words on a page; they are ingrained in our culture and reflect how we take care of our team members and our clients every day. Our pillars have guided us to be not only the largest mortgage lender in America, but also the best, as measured by our industry-leading client satisfaction.

I believe that 2024 will be a better year for the mortgage and housing industry than 2023. However, regardless of the market, our recipe for success will not change. We’ll continue to build the best technology and provide the best service to the broker channel. We will take incredible care of our 7,000+ team members, and expect to be a purchase leader for years to come.

I want to thank our broker partners throughout the 50 states for their loyalty and trust and, of course, our UWM team members for their unrelenting commitment to making the American dream of home-ownership a reality for so many.

I am also thankful to you, our shareholders. We remain committed to growing and leading our industry while delivering shareholder returns. Thank you for believing in us.

Sincerely,

I often say that the best mortgage companies shine in high-rate markets, and that’s exactly what UWM did in 2023.”

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROXY SUMMARY

BUSINESS HIGHLIGHTS

Total originations of $108.3 billion in 2023, compared to $127.3 billion in 2022.

Record purchase originations of $93.9 billion in 2023, compared to $90.8 billion originated in 2022.

Total Mortgage Servicing Rights (MSRs) portfolio, the unpaid principal balance of MSRs of $299.5 billion on December 31, 2023, compared to $312.5 billion on December 31, 2022.

Earnings Net loss of $69.8 million in 2023, compared to $931.9 million of net income in 2022.

INDUSTRY PERFORMANCE

In 2023, UWM was the largest wholesale mortgage lender in the U.S. by closed loan volume for the ninth consecutive year. UWM had the best purchase year of all time in 2023, maintaining our title as the largest purchase mortgage lender. Moreover, UWM continues to be the largest overall mortgage lender, despite originating mortgage loans exclusively through the wholesale channel.

SCALE, EFFICIENCY & SERVICE

In 2023, approximately 35,000 loan officers submitted at least one loan to UWM. We maintained an average application to clear-to-close time in 2023 of approximately 17 business days, compared to management’s estimate of the industry average of 41 calendar days. Additionally, our service levels remain unrivaled, represented by our 2023 average Client Net Promoter Score of +88.

~35,000	17 days	+88

Submitting LOs	Application to Clear-to-Close	Average Client Net Promoter Score

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	1

COMMITMENT TO CORPORATE RESPONSIBILITY

Importance of Company Culture

United Wholesale Mortgage is the nation’s largest home mortgage lender with approximately 7,300 team members as of March 31, 2024. With a culture that emphasizes continuous innovation and elite client experience, UWM leads the market by delivering industry-leading technology and service to the independent mortgage broker.

Working at UWM is about finding your passion and purpose while discovering endless opportunities to develop a career in the mortgage industry. We were founded with a simple goal in mind: attract great people to a great workplace, and give them the tools they need to do great work. Our culture drives a durable competitive advantage that is based on six pillars, which are not just words, but principles we live by every day:

PILLAR 1 Our people are our greatest asset	PILLAR 2 Service is everyone’s responsibility	PILLAR 3 We are relationship driven not transaction driven

PILLAR 4 We are thumb pointers not finger pointers	PILLAR 5 Continuous improvement is essential for long-term success	PILLAR 6 Our path is paved with fun and friendship

2	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMMITMENT TO CORPORATE RESPONSIBILITY

History

Founded in 1986 by Jeff Ishbia as a mortgage broker shop called Shore Mortgage, the company transitioned to a correspondent lender in 1998. Then in 2001 the company pivoted by creating United Wholesale Mortgage to serve as the company’s wholesale lending arm. After realizing the many benefits brokers provide to borrowers, UWM divested from retail lending in 2014 and became 100% committed to the success of the broker channel. As a result of this commitment, UWM has remained the #1 wholesale lender in America (by closed loan volume) for nine consecutive years and the #1 overall mortgage lender since the second half of 2022, according to Inside Mortgage Finance. We have built a client-focused, team-oriented culture that brings superior service, efficiency, and operational stability to our broker partners. In 2023, we were recognized as a Top Workplace in the financial services industry by Energage. Also, for nine consecutive years, we have been recognized as one of the fastest-growing companies by Crain’s Detroit Business, and in 2023 we were recognized as a Housing Wire Tech 100 company.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	3

COMMITMENT TO CORPORATE RESPONSIBILITY

Corporate Responsibility

We have established a team that is responsible for leading our corporate responsibility strategy and initiatives. This internal working group is led by a cross-functional team of leaders.

Our senior leadership team is tasked with driving results in these areas. Against this backdrop, we have engaged with our internal and external stakeholders on our corporate responsibility initiatives to help further develop our future direction and priorities.

PROTECTING THE PLANET

UWM is committed to responsible environmental practices that include the conservation of natural resources, pollution prevention, and reduction of waste. Examples of our commitment include:

UWM complies with applicable legal and regulatory requirements to control and reduce its environmental footprint. We are committed to making the necessary investments in systems and technology to ensure compliance to meet these standards. In recognition of our efforts, in 2023 UWM was awarded the Clean Air Award by the National Air Filtration Association, a testament to our leadership and excellence in air filtration for commercial facilities. We continue to explore ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting and high-efficiency HVAC units. Our team member resource group, Green United, focuses on raising awareness and educating team members about environmental issues, while providing tips on ways to reduce waste, save energy, and maximize the use of our outdoor spaces.

Going forward, we intend to continue to engage with suppliers throughout our global value chain to measure and manage these impacts—to the best of our individual and collective abilities—to conserve resources, reduce costs, and promote ethical practices in line with our values.

4	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMMITMENT TO CORPORATE RESPONSIBILITY

COMMUNITY

At UWM, we believe our most important asset is our team members. We continually strive to use our knowledge, talents, and resources to improve the quality of life of our communities, clients, and workforce. By developing our strategy with a focus on improving social impact, we will continue to drive innovation in our industry.

AWARDED OVER	MADE AND DONATED OVER	DONATED OVER
35,000	1,000	1,000
volunteer hours to team members	gloves to local community	backpacks to local students

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	5

COMMITMENT TO CORPORATE RESPONSIBILITY

Commitment to Diversity

We strive to foster a culture of diversity and inclusion so all team members feel respected and no team member is discriminated against. Our diverse, inclusive culture was built to promote positive attitudes, strong work ethics, and individual authenticity. We believe a diverse workforce fosters innovation and cultivates an environment of unique perspectives. As of December 31, 2023, approximately 44% of our team members were female and approximately 35% of our team members who chose to identify their ethnicity identified as ethnically diverse.

Our Board of Directors recognizes that a diverse workforce and a culture of equity and inclusion help us compete more effectively, sustain success, and build long-term shareholder value. We believe that diversity is central to our innovation and productivity, and the company is stronger because of the variety of backgrounds, perspectives, and experiences of our team members and Board of Directors. We maintain a broad view of diversity and are intolerant of any bias against gender, gender expression, racial identity, cultural identity, sexual orientation, or other characteristics. Notably:

•	Our leaders receive training on how to foster an inclusive workplace because we know that creating an environment of safety for our team members starts with each leader setting the tone.
•	We host numerous on-campus celebrations highlighting cultural milestones and events such as Eid, Juneteenth, Lunar New Year, Diwali, and more.

DIVERSITY

UWM proudly supports a variety of Team Member Resource Groups (TMRGs) that provide our colleagues with an authentic experience of diversity, equity, inclusion, and belonging. Currently, our nine TMRGs consist of United Black, United Pride, La Familia United, Veterans United, Women in Technology, United Abilities, APIDA (Asian, Pacific-Islander, and Desi-American) United, Green United, and Women United.

United Black	United Pride	Familia United	Veterans United	Women in Technology

Focuses on celebrating and educating team members about Black culture while helping to develop and grow the future of Black Leadership	Provides a safe space for LGBTQ+ team members and allies to socialize, celebrate, and educate our community	Supports, celebrates, and spreads awareness about our Hispanic and Latin team member community and origin groups	Ensures our veterans get the support they need and recognition they deserve	Connects, educates, and empowers team members to transform our industry and build strong, confident leaders for today and tomorrow

6	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMMITMENT TO CORPORATE RESPONSIBILITY

Investing in Our People

We work hard to create a rewarding and supportive environment that empowers our team members to thrive. This includes standards for setting goals, performance evaluations, succession planning, and learning and development. In addition to base salary and benefits, UWM team members participate in incentive plans that support our organizational philosophy of allowing team members to share in our company’s performance and success. Our Executive Compensation Program is designed to retain talent, reward performance, and align incentives with the achievement of our strategic plan as well as our short-term and long-term operating objectives. Some of the various benefits we offer include:

•	Health Insurance

•	Dental and Vision Insurance

•	Health Savings Account (HSA) and Flexible Spending Account (FSA)

•	Basic Life Insurance and AD&D
•	Short-Term and Long-Term Disability

•	Voluntary Life, Critical Illness, Accident Insurance, Hospital Indemnity

•	401(k) Savings Plan

•	Adoption Assistance

Our on-site amenities include a 24-hour gym, basketball court, salon, physical therapist, chiropractor, doctor’s office, massage therapist, and meditation room. These resources, along with team-building activities such as sports leagues and an escape room, promote camaraderie and well-being. We are dedicated to ensuring the health and safety of our team members, partners, and suppliers. Our dedicated health and safety function ensures that team members are trained on best practices to create a safe and healthy workplace for all. We periodically conduct team member engagement surveys to gather information and feedback from our team members. We then apply a holistic organization-wide approach to respond to the results of the survey, analyzing the data for potential actions that can be taken to improve leadership, communication, culture, inclusion, growth and development, and other areas of UWM.

Giving Back

We believe that investing in local communities to create better societal and economic outcomes is at the heart of generating social impact. We recognize that our team members are part of the greater community in which they live and work, and we are committed to making a positive impact on these communities while supporting our team members in their efforts to do the same. We believe in providing our team members the opportunity to do good and support the causes they care about. All team members receive additional paid time off that can be used to volunteer for the non-profit organization or charity of their choice.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	7

COMMITMENT TO CORPORATE RESPONSIBILITY

In 2023, we contributed to local and national organizations through sponsorships and our Pay It Forward program. Notable highlights included:

•	Our unique Pay It Forward program allowed team members the chance to earn points that were redeemable for charitable donations, giving team members the opportunity to choose where the Company’s charitable dollars were spent and ensure that even small gestures resulted in generous contributions

•	In total, we supported 107 charities in 2023, including a partnership with the American Red Cross Association for relief efforts during the Hawaii wildfires and hurricane devastation as well as sponsored local backpack and coat drives in our local communities
•	Our FutureYou initiative is a 7-week program that assists foster youth with professional and personal development

•	We hosted a UWM vs. Amazon charity flag football game to provide cleats to Special Olympics of Michigan athletes, as well as a bocce ball tournament with 200 local athletes and 50 UWM volunteers

•	Through our annual Adopt a Family program, we adopted 97 families, working with organizations like Arts and Technology Academy of Pontiac (ATAP), E-Community Outreach Services, Oakland Family Services, La Casa Amiga, and Share a Smile

We are focused on supporting various organizations through fundraising efforts, educational sponsorships, community development efforts, charity drives, and other partnerships. We regularly partner with the non-profit sector on a variety of priorities, including decreasing the number of individuals facing economic barriers and molding our communities to better reflect our commitments and values.

8	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMMITMENT TO CORPORATE RESPONSIBILITY

STAKEHOLDER ENGAGEMENT

Our Mission

We are more than a company of dream makers; we are a family of dream makers. Our family includes the team members who work here, the brokers who partner with us, our shareholders, and the communities in which we operate. We connect with our stakeholders throughout the year.

UWM LIVE!

UWM LIVE! is an annual event held in May that draws thousands of mortgage brokers and industry professionals to UWM’s 200+ acre campus in Pontiac, Michigan. The largest mortgage event in the nation, UWM LIVE! offers a unique opportunity for networking and exchanging knowledge. By hearing from and interacting directly with UWM executives and industry experts, our brokers gain a better understanding of products, services, and the latest innovations in the wholesale channel. UWM LIVE! provides a view into UWM’s culture, promoting a better understanding of the company, its strategies, and operations.

Shareholder Engagement

We maintain an ongoing dialogue with our stockholders around our growth strategy, market positioning, and financial performance. Throughout the year, members of our Investor Relations team and leaders of our business engage with our shareholders to seek their input and feedback, to remain well-informed regarding their perspectives and to help increase their understanding of our business. During 2023, we reached out to our top 20 institutional holders of our Class A common stock, representing 48% of our Class A common stock outstanding, and communicated or met with 45% of those investors, representing approximately 30% of our Class A common stock outstanding.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	9

COMMITMENT TO CORPORATE RESPONSIBILITY

GOVERNANCE

Through our governance and corporate responsibility initiatives, we strive to demonstrate accountability, transparency, and trust with our stakeholders. We believe that good corporate governance is important to ensure that UWM is managed for the long-term benefit of its shareholders. We periodically review our corporate governance policies and practices.

UWM’s Corporate Governance Guidelines establishes a comprehensive framework to promote accountability and compliance.

UWM is governed by a board of ten directors responsible for oversight of our company’s management and operations for the long-term benefit of our stakeholders. Its members set the tone for UWM and operate under a set of published Guidelines in accordance with the listing standards of the New York Stock Exchange. We feature an experienced and diverse Board with expertise in a broad set of areas relevant to our business.

We are committed to conducting our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our stakeholders. Our Code of Conduct requires all our directors, officers, and team members to conduct business in an ethical manner and in compliance with all applicable laws, rules, and regulations.

Risk Management and Cybersecurity

UWM’s Board of Directors has responsibility for oversight of our risk management processes and regularly discusses with leadership our major risk exposures and strategies; however, the Board has delegated oversight responsibility for specific risks to our Audit Committee, including overseeing cybersecurity and information technology-related risks. In addition, we have a Risk Committee comprised of our top executives from across UWM, which meets every month to discuss and address management of the risks facing our business. Technological risk is a regular component analyzed by our Risk Committee to identify and assess potential cybersecurity risks across our business operations. We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry.

Our Information Security team manages and maintains security-related technologies, domains and disciplines and is closely aligned with all teams across the technology stack. This team is dedicated to delivering superior, innovative security solutions and services that reduce risk across UWM while supporting our rapid growth, using a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. The team is committed to the creation of an environment that enables us to revolutionize the mortgage process, while safeguarding the confidentiality, integrity and availability of our infrastructure, resources, and information.

Team members are our first line of defense, UWM’s Information Security team has adopted a “Security Is Everyone’s Responsibility” mindset. Our team members are responsible for complying with our data security standards and completing mandatory annual training and testing to understand the behaviors and technical requirements necessary to keep client information secure. We also offer ongoing education for team members to recognize and report suspicious activity.

We use a combination of examination guidelines, frameworks, and privacy laws to guide us in consistently meeting legal and regulatory requirements as detailed in our Information Security Statement, contained in our Privacy Policy on our website, as well as our Written Information Security Program. Our strategy allows us to perform due diligence through continual investment in our Information Security Program and controls. We also recognize our responsibility to appropriately use, maintain, and safeguard the personal data we collect from our stakeholders. Some highlights include:

•	Audit Committee and members of the Board of Directors periodically meet with the Information Security team and regularly review our policies, systems, and controls

•	We take information security very seriously and provide ongoing awareness and vigilance training to all team members and conduct frequent mock phishing attacks to test our readiness
•	We have retained an independent consulting firm to periodically assess our policies, systems, and controls against industry standards

•	Through our internal Threat and Vulnerability Management function, we regularly assess all systems for any type of vulnerability. Additionally, we routinely contract with a third-party testing firm to run a full suite of penetration testing against all aspects of our environment

10	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors is presently comprised of ten members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. We believe that the classified Board is the most effective way for the Board to be organized because it ensures a greater level of certainty of continuity from year to year which provides stability in organization and experience. This continuity and stability are particularly important given the cyclical nature of the mortgage industry.

Our Board, current directors and classifications are as follows:

Class III Term Expires at 2024 Annual Meeting	Class I Term Expires at 2025 Annual Meeting	Class II Term Expires at 2026 Annual Meeting

Justin Ishbia	Kelly Czubak	Stacey Coopes

Robert Verdun	Alex Elezaj	Jeffrey A. Ishbia

Melinda Wilner	Mat Ishbia	Laura Lawson

Isiah Thomas

Each of the nominees for election to Class III is currently a member of the Board. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable to serve or for good cause will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the present Board. In such situation and in any other situation in which a nominee will not serve, the present Board may also: (i) reduce the size of the Board; or (ii) maintain the size of the Board and the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy or vote for just the remaining nominee or nominees, leaving a vacancy or vacancies that may be filled at a later date by the Board.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and Class II directors, and certain information about them, including their ages as of the Record Date, are included below.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

The table below sets forth, for each of our director nominees and our continuing directors, the diverse skills, experience and perspective that they bring to our Board and why our Board believes that the specific skill, experience or perspective is important to an effective Board.

SKILLS AND RELEVANCE TO UWMC	Mat Ishbia	Jeffrey Ishbia	Justin Ishbia	Isiah Thomas	Kelly Czubak	Robert Verdun	Stacey Coopes	Alex Elezaj	Melinda Wilner	Laura Lawson

CEO EXPERIENCE Enhances the Board’s ability to manage risk and oversee operations

MORTGAGE INDUSTRY To provide insight and guidance on navigating and capitalizing on market dynamics in the mortgage industry

HUMAN RESOURCES/TALENT MANAGEMENT To understand and provide valuable insight into attracting, motivating, developing and retaining top talent and managing succession

ACCOUNTING/TREASURY Allow for effective oversight and understanding of financial reporting, financing transactions, complex acquisitions and internal controls

CORPORATE GOVERNANCE/OTHER PUBLIC COMPANY DIRECTORSHIP

Prior public company board and corporate governance experience, including oversight of cybersecurity and compensation risks, supports our goals of strong Board and management accountability, transparency, effective oversight and good governance.

GOVERNMENT RELATIONS AND REGULATORY

Experience and understanding of the complex regulatory environment in which our business operates allow the Board the ability to evaluate and navigate the regulatory risks associated with the mortgage industry

STRATEGIC DEVELOPMENT/GROWTH

Experience in understanding the challenges in a growing business allows the Board the ability to provide oversight for the associated risks and provide insight into opportunities

UNDERWRITING AND RISK MANAGEMENT

Skills and experience in assessment and management of business and financial risk factors allow the Board to effectively oversee risk management and assist UWMC in managing the risks that it encounters

12	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

Class III Directors

Terms Expire at the 2024 Annual Meeting

JUSTIN ISHBIA Director Age: 46 Director Since: 2021 Committees: None

Mr. Ishbia currently serves as a Class III member of our Board. Mr. Ishbia is a founding partner of Shore Capital Partners, a private equity firm, and has been its Managing Partner since 2009. As Managing Partner, Mr. Ishbia is responsible for investment sourcing and valuation, transaction structuring, the securing of financing, fundraising and all administrative activities. Prior to founding Shore Capital Partners, Mr. Ishbia served as an investment professional at Valor Equity Partners, a private equity firm, from 2007 to 2009. From 2004 to 2007, Mr. Ishbia was an attorney in the private equity group of Kirkland and Ellis. Mr. Ishbia also serves on the Boards of Directors of various private companies. Mr. Ishbia was on UWM’s advisory board from 2011 until we became public. Mr. Ishbia holds a J.D. from Vanderbilt University Law School and a B.A. in accounting from Michigan State University. Justin Ishbia and Mat Ishbia are Jeffrey A. Ishbia’s sons.

QUALIFICATIONS

•  Mr. Justin Ishbia brings to the Board long-term experience with UWM and substantial finance knowledge and expertise as well as corporate governance experience serving on several Boards of other well-regarded private portfolio companies.

ROBERT VERDUN Independent Age: 58 Director Since: 2021 Committees: Audit (Chair), Compensation

Mr. Verdun currently serves as a Class III member of our Board. Since October 2016, Mr. Verdun has served as Chief Executive Officer of Third Wave LLC, a consulting company that provides consulting services to businesses and entrepreneurs. Prior to that, Mr. Verdun founded and served as President and Chief Executive Officer of Computerized Facility Integration LLC (“CFI”), a management consulting and technology company, from 1990 until 2015 when CFI was sold to Cantor Fitzgerald’s Newmark Knight Frank (“Newmark”) business, after which Mr. Verdun served as President of Newmark’s Corporate Services division until 2016. Mr. Verdun was named Ernst & Young Entrepreneur of the Year in 2014. Mr. Verdun also served as a member of the Board of Directors of Slang Worldwide Inc., a Canadian public company focusing on consumer packaged cannabis goods from July 2020 until November 2021.

QUALIFICATIONS

•  Mr. Verdun brings to the Board substantial accounting and finance knowledge and expertise as well as experience serving on other public corporations and experience advising growth-oriented companies.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

MELINDA WILNER EVP, Chief Operating Officer and Director Age: 48 Director Since: 2021 Committees: None

Ms. Wilner currently serves as the Executive Vice President and Chief Operating Officer of UWM Holdings Corporation and as a Class III member of our Board. Ms. Wilner has served as Executive Vice President and Chief Operating Officer of UWM since August 2015. From October 2011 until August 2015, Ms. Wilner served in multiple roles at UWM, including Head of Underwriting and Underwriting Manager. Prior to joining UWM, Ms. Wilner served as a Mortgage Branch Manager and Underwriter for Bank of Ann Arbor’s Wholesale Division from February 2009 to October 2011. Ms. Wilner holds a B.A. in economics from Vanderbilt University.

QUALIFICATIONS • Ms. Wilner brings to the Board her significant operational knowledge and experience at UWM and competitive knowledge of the wholesale mortgage industry.

14	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Class I Directors

Terms To Expire at the 2025 Annual Meeting

KELLY CZUBAK Independent Age: 43 Director Since: 2021 Committees: Audit, Compensation (Chair)

Ms. Czubak currently serves as a Class I member of our Board. Ms. Czubak has been Assistant Vice President of First National Bank of America since April 2011, focusing on whole loan acquisitions. Ms. Czubak joined First National Bank of America in June 2005 as a residential loan officer. Prior to that, Ms. Czubak spent three years as an annuity specialist for Jackson National Life Insurance Company. Ms. Czubak has a B.A. in human services from Michigan State University.

QUALIFICATIONS • Ms. Czubak brings to the Board significant experience in the mortgage industry, both in originations and the resale markets.

ALEX ELEZAJ EVP, Chief Strategy Officer and Director Age: 47 Director Since: 2021 Committees: None

Mr. Elezaj currently serves as the Executive Vice President, Chief Strategy Officer of UWM Holdings Corporation and as a Class I member of our Board. Mr. Elezaj has served as Executive Vice President and Chief Strategy Officer of UWM since April 2018. Prior to joining UWM, Mr. Elezaj served as Chief Executive Officer of Class Appraisal, Inc., an appraisal management company, from April 2015 to April 2018. From December 2010 to March 2015, Mr. Elezaj served as Chief Operating Officer of Whitlam Group, a labeling and packaging solutions company, and as Vice President of Sales and Marketing from June 2008 to December 2010. Prior to joining Whitlam Group, Mr. Elezaj served as Group Manager at Takata Corporation, an automotive parts company. Mr. Elezaj holds an MBA from Michigan State University and a BBA from Walsh College, and has been a member of the Young Presidents Organization (YPO) since 2013.

QUALIFICATIONS

•  Mr. Elezaj brings to the Board significant experience in the residential mortgage industry and related industries as well as his prior senior executive experience during which he was responsible for developing and implementing growth strategies and marketing initiatives.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF DIRECTORS

MAT ISHBIA Chairman and Chief Executive Officer Age: 44 Director Since: 2021 Committees: Compensation

Mr. Ishbia currently serves as the Chairman and Chief Executive Officer of UWM Holdings Corporation and as a Class I member and Chairman of our Board. Mat Ishbia has served as UWM’s Chief Executive Officer since June 2013. Mr. Ishbia joined UWM on a full-time basis in 2003 as an Account Executive and since then has held several positions of increasing responsibility leading up to his current role, including National Sales Manager and Executive Vice President, Wholesale. Under Mr. Ishbia’s leadership, UWM has become the #1 overall lender in America. Mr. Ishbia is a prominent advocate for mortgage brokers nationwide and regularly promotes the wholesale channel on national platforms such as CNBC and Fox Business. He has been named one of the “Most Influential Mortgage Professionals Under 40” and one of the “25 Most Connected Mortgage Professionals” by National Mortgage Professional magazine. Additional accolades include being named a “Rising Star” and Vanguard Award winner by HousingWire. In 2019, Mr. Ishbia authored the book “Running the Corporate Offense”, applying lessons he learned playing basketball for Michigan State University coach Tom Izzo to running a highly successful business. Mat Ishbia earned his bachelor’s degree from Michigan State University. In addition to his role with UWM, in February 2023, Mr. Ishbia became the Controlling Owner and Governor of the Phoenix Suns of the National Basketball Association and the Phoenix Mercury of the Women’s National Basketball Association. Mat Ishbia and Justin Ishbia are Jeffrey A. Ishbia’s sons.

QUALIFICATIONS

•  Mr. Mat Ishbia brings to the Board his prior and current senior executive and financial management experience at UWM, arising from his role as CEO, his operational knowledge and experience at UWM and his business and competitive knowledge of the wholesale mortgage industry.

Class II Directors

Terms To Expire at the 2026 Annual Meeting

JEFFREY A. ISHBIA Director Age: 75 Director Since: 2021 Committees: None

Mr. Ishbia currently serves as a Class II member of our Board and is employed by UWM as Advisor to the CEO. Mr. Ishbia is the founder of UWM and served as its Executive Chairman since its inception in July 1986 until we became public. Since September 1990, Mr. Ishbia has served as Managing Partner of the law firm Ishbia & Gagleard, P.C., a boutique law firm specializing in transactional, real estate and corporate law. Mr. Ishbia was also the principal and manager of various operating businesses, including enterprises in hospitality, home security, title, insurance, auto parts manufacturing and the financial sector. Mr. Ishbia is also involved in a number of retail and office space real estate investments. Mr. Ishbia is a graduate of Wayne State University Law School. Mat Ishbia and Justin Ishbia are Jeffrey A. Ishbia’s sons.

QUALIFICATIONS • Mr. Jeff Ishbia brings to the Board long-term institutional knowledge of UWM’s operations and experience as a senior executive of diversified businesses.

16	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

LAURA LAWSON EVP, Chief People Officer and Director Age: 47 Director Since: 2021 Committees: None

Ms. Lawson currently serves as the Executive Vice President, Chief People Officer of UWM Holdings Corporation and as a Class II member of our Board. Ms. Lawson has served as Executive Vice President and Chief People Officer of UWM since August 2014. From July 2011 until August 2014, Ms. Lawson served in various roles in the Marketing Department at UWM. Prior to joining UWM, Ms. Lawson served as Staff Supervisor at Taubman Company, a real estate company, from May 2009 to July 2010. Ms. Lawson holds a B.A. in advertising from Michigan State University.

QUALIFICATIONS

•  Ms. Lawson brings to the Board operational knowledge and long- term experience at UWM, arising from her twelve years at UWM in positions of increasing responsibility, and her understanding of the wholesale mortgage industry

ISIAH THOMAS Age: 62 Director Since: 2021 Committees: None

Mr. Thomas currently serves as a Class II member of our Board. Mr. Thomas has been the Chairman and Chief Executive Officer of Isiah International, LLC, a holding company with interests in a diversified portfolio of businesses, since 2011. In addition, Mr. Thomas has served as Chief Executive Officer and Executive Chairman of One World Products Inc., a public company supplier of hemp-derived ingredients, since June 2020. Mr. Thomas also has been a Commentator and Analyst for NBA TV since 2014 and Turner Sports since 2012. Since July 2023, Mr. Thomas has also served as a consultant to an entity that is affiliated with SFS Corp. He previously served as the President & Alternate Governor of the New York Liberty of the Women’s National Basketball Association from 2015 to February 2019, the Head Basketball Coach at Florida International University from 2009 to 2012, General Manager, President of Basketball Operations and Head Coach of the New York Knicks of the NBA from 2006 to 2008, Head Coach of the Indiana Pacers of the NBA from 2000 to 2003, Owner of the Continental Basketball Association from 1998 to 2000, Minority Owner & Executive Vice President of the Toronto Raptors of the NBA from 1994 to 1998 and point guard for the Detroit Pistons of the NBA from 1981 to 1994. Mr. Thomas has served as a director of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.)(NYSE:SPHR), a premier live entertainment and media company, since April 2020. Mr. Thomas also currently serves on the Board of Directors for ForbesBLK, a non-profit organization for black entrepreneurs and professionals, and Strategic Wireless Infrastructure Fund II, a private fund. Mr. Thomas has a B.S. in criminal justice from Indiana University and a Master’s in education from UC Berkeley.

QUALIFICATIONS • Mr. Thomas brings to the Board his experience as a public company director and his experience as a senior executive of diversified businesses.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

STACEY COOPES Independent Age: 53 Director Since: 2023 Committees: Audit

Ms. Coopes currently serves as a Class II member of our Board. Ms. Coopes currently serves as the Chief Executive Officer of Unite Digital which she founded in January 2016. Before founding Unite Digital, from March 2003 to December 2015, Ms. Coopes served in various management roles within FordDirect, including as the Chief Executive Officer and Vice Chairman of the Board of Directors of FordDirect, from June 2011 to December 2015. Prior to her time with FordDirect, Ms. Coopes held various roles within Deloitte Consulting advising banks, consumer product companies, automotive manufacturers, and telecom providers from September 1992 to September 2003. Ms. Coopes earned her M.B.A., as well as her B.S. from the University of Michigan.

QUALIFICATIONS

•  Ms. Coopes brings to the Board a deep technology background, with a focus on artificial intelligence and data security, experience optimizing partner-led retail networks, and a track record of leadership roles in growing digital technology startups.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. These guidelines can be found under the Investor Relations – Governance section of our website at uwm.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department. Highlights of our Corporate Governance Guidelines are described below:

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Our Board has access to our team members, as well as to our independent advisors such as auditors, compensation consultants, outside legal counsel and any other advisors the Board considers necessary or advisable to retain in order to help it perform its duties;

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Independent directors shall endeavor to have executive sessions at which only independent directors may be present in conjunction with each regular meeting of the Board; and at least two such executive sessions shall be held each year;

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The Board will have an Audit Committee, comprised solely of members who are “independent directors” as defined in the NYSE listing rules and that meet the heightened independence requirements of the SEC rules;

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The Board will have a Compensation Committee that, for so long as we are a “controlled company,” may have non-independent directors as members, provided, however, that upon the Board’s determination that UWMC has ceased to be a “controlled company,” the Board shall cause the Compensation Committee to be comprised solely of members who are “independent directors” as defined in the NYSE listing rules within the periods required by the NYSE’s phase-in rules;

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For so long as we are a “controlled company,” the full Board will fulfill the responsibilities of a nominating committee, provided, however, that upon the Board’s determination that UWMC has ceased to be a “controlled company,” the Board shall cause the Board to have a nominating committee to be comprised solely of members who are “independent directors” as defined in the NYSE listing rules within the periods required by the NYSE’s phase-in rules;

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The Board has not established term limits for our directors in light of the substantial benefits that result from having a group of directors maintain a sustained focus on our business strategy and industry over a significant period of time;

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Management directors shall offer to resign from the Board upon their resignation, removal, or retirement as an employee of UWM and non- management directors shall promptly notify the Board and offer to resign from the Board upon a significant change in their business position;

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To ensure that our directors have sufficient time to dedicate to their responsibilities as directors: (1) management directors, including our CEO, shall not simultaneously serve on more than three public company boards, including UWMC; (2) non-management directors shall not simultaneously serve on more than five public company boards, including UWMC; and (3) members of the Audit Committee shall not simultaneously serve on more than three public company boards, including UWMC; and

•	The Board should conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively.

BOARD LEADERSHIP STRUCTURE

Our Board does not have a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, based on criteria that are in our best interests and the best interests of our stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by our business or the industry in which we operate and governance efficiency. Our Board has elected Mat Ishbia as Chairman of the Board because it believes that Mat Ishbia’s strategic vision for the business, his in-depth knowledge of UWM’s operations, and his experience serving as the Chairman and Chief Executive Officer of UWM make him well-qualified to serve as both Chairman of the Board and Chief Executive Officer. Combining the roles of Chairman and Chief Executive Officer helps provide strong and consistent leadership for the management team and our Board.

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CORPORATE GOVERNANCE

DETERMINATION OF INDEPENDENCE AND STATUS AS A “CONTROLLED COMPANY”

Independent Directors. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board determined that neither Ms. Coopes, Ms. Czubak, nor Mr. Verdun has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as that term is defined under applicable NYSE listing requirements and rules. In making these determinations, our Board considered the current and prior business and personal activities that each non-employee director as they relate to us and our management and all other facts and circumstances our Board deemed relevant in determining their independence, including each non-employee director’s direct and beneficial ownership of our capital stock and the transactions involving them described in the section titled “Related Party Transactions.”

Controlled Company Exception. SFS Holding Corp. (“SFS Corp.”) and Mr. Mat Ishbia, as the control person of SFS Corp, control a majority of our outstanding combined voting power. Consequently, we are a “controlled company” under the corporate governance rules for NYSE-listed companies. Under these rules, a company is a controlled company if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. A controlled company may elect not to comply with certain corporate governance requirements otherwise applicable to NYSE-listed companies, including the requirements that:

•	A majority of the Board consists of independent directors;

•

The Compensation Committee be composed entirely of directors meeting NYSE independence standards applicable to Compensation Committee members with a written charter addressing the committee’s purpose and responsibilities;

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The Compensation Committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and

•

Director nominees be selected, or recommended for the board’s selection, either by a majority of the independent directors of the board or a nominating committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We have availed, and intend to continue to avail, ourselves of certain of these exemptions and, for so long as we qualify as a controlled company, we will maintain the option to utilize from time to time some or all these exemptions. For example, our Compensation Committee does not consist entirely of independent directors, we do not have a nominating committee, and our director nominees are not selected (or recommended for selection by our Board) in a vote in which only independent directors participate. Therefore, for as long as we remain a “controlled company,” stockholders do not have the same protections afforded to shareholders of companies that are subject to all these corporate governance requirements.

Our Class D common stock has ten votes per share and our Class A common stock has one vote per share. Primarily by virtue of his role at SFS Corp., which holds all our Class D common stock, Mr. Mat Ishbia is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Transfers by SFS Corp. of their Class B Common Units in UWM Holdings LLC and their stapled shares of Class D common stock will generally result in those shares converting into Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B Common Units in UWM Holdings LLC and their stapled shares of Class D common stock into Class A common stock will have the effect, over time, of decreasing the relative voting power of SFS Corp. If at any time we cease to be a “controlled company” under the rules of the NYSE, our Board will take all action necessary to comply with the applicable rules of the NYSE, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Executive Sessions. The independent members of the Board generally meet in an executive session at each regularly scheduled meeting of the Board. Mr. Verdun has been selected to preside over the executive sessions of the Board and presided over each executive session in 2023.

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CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

As a controlled company, we do not use solely independent directors or a committee comprised solely of independent directors to evaluate director candidates and select or recommend director nominees for selection by our Board. The process followed by our Board to identify and evaluate director candidates may include requests to members of our Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Board. Our Board believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. The Board believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee, saves time for directors who would serve on a nominating committee if it were established and is appropriate based on the voting and pecuniary ownership percentage held by SFS Corp. and our CEO. As there is no nominating committee, we do not have a nominating committee charter.

Our Board has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director and considered by our Board. Generally, candidates have been known to one or more of our Board members. Our Board has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. At least a majority of our independent directors participate in the consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the NYSE listing rules. However, so long as the Company continues to be a controlled company (within the meaning of NYSE listing rules), the Board may be guided by the recommendations of the Company’s majority stockholder, Mat Ishbia, as President of SFS Corp., in its nominating process. After discussion and evaluation of potential nominees, the full Board selects the director nominees. Although our Corporate Governance Guidelines provide our Board with the authority to retain a search firm to assist it in identifying director candidates, there has, to date, been no need to employ a search firm. Our Board does not evaluate potential nominees for director differently based on whether they are recommended to our Board by a stockholder. Ms. Coopes, who was appointed by the Board as a director on June 30, 2023, was recommended by Robert Verdun, a board member.

Our Board will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to our Board in care of our Secretary, Adam Wolfe, at 585 S. Boulevard E, Pontiac, MI 48341. Each recommendation should include a personal biography of the suggested nominee, a description of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

Criteria and Diversity

Our Board recognizes its responsibility to ensure that nominees for our Board possess appropriate qualifications and reflect a reasonable diversity of skills, abilities, industry knowledge, personal and professional experience and personal characteristics. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders.

In evaluating candidates for nomination, our Board will consider the factors it believes to be appropriate, which would generally include the candidate’s independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to the mortgage or financial institution industry, and potential to be an effective director in conjunction with the rest of our Board in collectively serving the long-term interests of our stockholders.

In considering whether to recommend any candidate for inclusion in the slate of recommended director nominees for our Board, our Board applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s independence under the NYSE listing standards and SEC rules, integrity, diversity with respect to race, ethnicity, gender, geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board, ability to contribute to our Board’s overall effectiveness, and the needs of our Board and its committees. Our Board does not assign specific weights to criteria and no particular criterion is a prerequisite for any prospective nominee. In evaluating any director candidate recommended by stockholders, our Board will apply the same criteria and adhere to the same policies and procedures applicable to the evaluation of candidates proposed by members of our Board or by a stockholder.

Our Board believes that diversity, including differences in backgrounds, qualifications, and personal characteristics, as well as gender and racial diversity, is important to the effectiveness of its oversight of the Company and that its membership should reflect a diversity of personal characteristics. Our Board is committed to this policy of inclusiveness and will therefore continue to take reasonable steps to ensure that our Board continues to consider gender diversity and racial diversity in its consideration of nominees. Currently, four (4) of our ten (10) directors are women.

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CORPORATE GOVERNANCE

The director biographies on pages 12-16 indicate each director’s experience, qualifications, attributes and skills that led our Board to conclude that each director should continue to serve as a member of our Board. Our Board believes that each director has had substantial achievement in his or her professional and personal pursuits and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our company and to long-term stockholder value.

BOARD AND COMMITTEE SELF-EVALUATION

Our Board is committed to continual corporate governance improvement, and the Board and each committee annually conduct a self-evaluation to review and assess the overall effectiveness of the Board and each committee, including with respect to strategic oversight, board structure and operation, interactions with and evaluation of management, governance policies and committee structure and composition. Committee self-assessments of performance are shared with the full Board. The Board also reviews the Corporate Governance Guidelines each year in light of changing conditions and stockholders’ interests and recommends appropriate changes for consideration and approval. Matters with respect to board composition, the nomination of directors, board processes and topics addressed at board and committee sessions are also considered part of our self-assessment process. As appropriate, these assessments result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees.

RISK MANAGEMENT

Board Role in Management of Risk

Our Board has overall responsibility for risk oversight. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks but also understanding what level of risk is appropriate for that company. The involvement of the Board in reviewing business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company.

While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the Audit Committee and the Compensation Committee, which are set forth in our discussion of the responsibilities of each committee below.

BOARD MEETINGS

During 2023, the Board of Directors held a total of five meetings. Each of our director nominees and continuing directors attended at least 75% of the Board meetings and meetings of the Committees on which they served during 2023. Director attendance is not required at the annual meeting of stockholders. All of our Board members attended the 2023 annual meeting of stockholders.

BOARD COMMITTEES

The Board has two standing Committees: The Audit Committee and the Compensation Committee. Copies of the Committee charters of the Audit Committee and the Compensation Committee setting forth the respective responsibilities of the Committees can be found under the Investor Relations – Governance section of our website at uwm.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department. Each of the Committees reviews, and revises if necessary, its respective charter not less than annually.

AUDIT COMMITTEE

Number of Meetings in 2023: 4

Responsibilities. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements, including:

•	The appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	Reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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CORPORATE GOVERNANCE

•	Setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	Setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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Obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	Reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering such transaction;

Monitoring the effectiveness of information system controls and security, including a periodic review of our cybersecurity and other information technology risks, controls, initiatives and action plans and reviewing with management and the internal auditing department significant risks in these areas and procedures to monitor, mitigate or remediate such risks ; and

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Reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Independence and Financial Expertise. Our Audit Committee consists of Stacey Coopes, Kelly Czubak and Robert Verdun, each of whom qualifies as independent directors according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. In addition, all the Audit Committee members meet the requirements for financial literacy under applicable SEC and NYSE rules and Robert Verdun qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

COMPENSATION COMMITTEE

Number of Meetings in 2023: 2

Responsibilities. The Compensation Committee establishes salaries, incentives and other forms of compensation for each of our executive officers, other than our CEO. As our CEO is currently a member of the Compensation Committee, the Committee created a subcommittee consisting of the two independent directors on the Compensation Committee to establish and approve all compensation for our CEO:

•	Assisting the Board with oversight of our compensation policies, plans and programs;

•	Reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer;

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Reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of the other executive officers, evaluating their performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

•	Reviewing and approving any employment agreement or compensatory arrangement or benefit with our executive officers, including any perquisites;

•	Reviewing and making recommendations to the Board regarding director compensation;

•	Evaluating, recommending, reviewing and approving all equity awards under any equity-based compensation plan to our executive officers and others as requested by the Board;

•	Reviewing incentive compensation arrangements and discussing risk-management policies and practices;

•	Reviewing and recommending to the Board for approval of the frequency of Say on Pay votes and approving any proposal included in our proxy statement;

•	Self-evaluating the performance of the committee annually;

•	Assisting management in complying with our proxy statement and Annual Report disclosure requirements;

•	If required, producing a report on executive compensation to be included in our annual proxy statement; and

•	Reviewing and approving our overall compensation philosophy.

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CORPORATE GOVERNANCE

Role of Management and Delegation of Authority. As more fully discussed under “Compensation Discussion and Analysis,” because we are a controlled company, we have elected to have our CEO, who is also the control person of our controlling shareholder, serve as a member of the Compensation Committee. At the beginning of each year, our CEO provides the Compensation Committee with (1) recommendations regarding base salary levels for the upcoming year for each named executive officer (“NEO”), (2) recommendations regarding the company-wide Captains Annual Bonus Plan metrics and performance levels for the upcoming year as well as the target for each named executive officer, and (3) recommendations regarding the Long-Term Incentive Plan (“LTIP”) participation percentage for each named executive officer. At the end of the year, our Compensation Committee determines the extent to which the Captains Plan metrics were met and the extent to which the LTIP metric was met. The full Compensation Committee approves the salaries, targets and payouts for all named executive officers, other than the CEO, and the Compensation Committee subcommittee approves the salary and Captains Plan target of the CEO. In addition, the Compensation Committee, upon recommendation of the CEO, approves all equity awards granted to the named executive officers. The CEO does not participate in the LTIP. The Compensation Committee may delegate to the CEO or to UWMC’s management the authority to administer incentive compensation and benefit plans provided for employees, as it deems appropriate and to the extent permitted by applicable laws, rules, regulations and NYSE Listing Standards.

Compensation Committee Interlocks and Insider Participation. During 2023, Ms. Czubak, Mr. Verdun and Mr. Mat Ishbia, our Chairman and CEO, served on our Compensation Committee. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any other entity that has one or more executive officers on our Compensation Committee or the Board.

Compensation Risk Analysis. We have reviewed our team member compensation policies, plans and practices to determine if they create incentives or otherwise encourage behavior that is reasonably likely to have a material adverse effect on us. Based on such review, we have concluded that there are no unmitigated risks created by our compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on us.

CODE OF ETHICS/INSIDER TRADING AND ANTI-HEDGING

The Board of Directors has adopted our Code of Ethics for Senior Financial Officers (“Code of Ethics”), our Code of Conduct for Directors, Officers and Employees (“Code of Conduct”) and our Statement of Policies and Procedures Governing Stock Trading in General and the Prevention of Insider Trading (“Insider Trading Policy”), each of which we periodically revise to reflect best corporate governance practices and changes in applicable rules.

Code of Ethics. Our Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of the NYSE and the SEC. The Code of Ethics is available on our website. In addition, we intend to post on the Corporate Governance section of our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Code of Conduct. Our Code of Conduct requires directors, officers and all other employees to conduct themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest. Our Code of Conduct generally requires (1) officers and directors to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to the Chief Legal Officer and (2) employees to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to their immediate supervisor. The Chief Legal Counsel will determine if any such outside activities, financial interests or relationships constitute a conflict of interest and/or a related person transaction on a case-by-case basis and will promptly disclose such activities, interests or relationships to the appropriate committee for their review and appropriate action, if necessary.

Insider Trading and Anti-Hedging Policy. Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public information and restricts directors, officers and other “designated insiders” from engaging in most transactions involving our Class A common stock during periods, that we have determined, that those individuals are most likely to be aware of material, non-public information. Our Insider Trading Policy also prohibits any officer or director from entering into any transaction which has the effect of hedging or locking in the value of his or her stock holdings, such as zero-cost collars and forward sale contracts. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in “short sales” of our Class A common stock or transactions involving trading activities that by their aggressive or speculative nature may give rise to an appearance of impropriety, including the purchase or writing of put or call options.

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CORPORATE GOVERNANCE

RELATED PARTY APPROVAL PROCESS AND TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under our related party transaction policy, our Audit Committee is responsible for prior approval of transactions between us and any related person. Under the policy, a “related person” is a person who is, or at any time since the beginning of our last fiscal year was, (i) a director, or executive officer of ours, his or her immediate family members, any individual (other than tenants and employees) who shares that person’s home, or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of such person’s immediate family.

Related Party Transactions

Campus-Related Leases and Related Expenses. UWM’s corporate campus, including the UWM Sports Complex, is located in buildings and utilizes land that is owned by entities controlled by Jeffrey A. Ishbia, UWM’s founder, and Mat Ishbia, its Chief Executive Officer. The land and facility is leased to UWM pursuant to multiple separate leases. These leases have maturity dates that range from 2027 through 2037 and provide UWM with options to extend the respective terms. Pursuant to the terms of these leases, UWM is responsible for capital expenditures for improvements that are requested by, or for the benefit of, UWM as tenant. These capital expenditures are all paid to unrelated third-party contractors. During 2023 and 2022, UWM incurred $20.0 million and $24.9 million in lease expenses under these leases of the office space and parking lots.

Legal Fees. The law firm of Ishbia & Gagleard, P.C., has represented UWM throughout its history. Mr. Jeffrey A. Ishbia, a UWM director, is a partner in this law firm. The Audit Committee believes that the historical knowledge, as well as the firm’s expertise, warrants continued use of the firm. Consequently, we have entered into an annual retainer with the firm. Pursuant to this retainer we incurred $0.6 million in legal fees in each of the years ended December 31, 2023 and 2022.

Aircraft Usage. Since December 4, 2018, UWM has leased various aircraft owned by entities controlled by Mat Ishbia. UWM uses the aircraft primarily to facilitate the travel of its executives for corporate purposes related to its business, including travel to and from its clients and regulators, which are located throughout the country. Commencing in 2021, we pay the legal entities that own the aircraft an hourly rate to use the aircraft for business purposes and separately engage pilots and ancillary services from unrelated third parties. Our NEOs (other than the CEO) may, from time to time, be authorized by the CEO to use the aircraft for personal trips, and the cost of such flights are included in the officer’s respective “All Other Compensation”. During 2023 and 2022, we paid an aggregate of $0.2 million and $0.3 million, respectively for aircraft usage to entities owned by Mat Ishbia and an additional $0.4 million and $0.5 million to unrelated third parties for pilots and ancillary services related to usage of the aircraft.

Employee Lease Agreements. Our team members provide certain administrative services from time to time to entities controlled by Mat Ishbia and Jeffrey Ishbia in exchange for fees paid by those entities to UWM. UWM earned an aggregate of $0.3 million of fees arising as a result of these services in each of the years ended December 31, 2023, and 2022, respectively.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	25

CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

Non-Employee Directors

The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following:

Cash Retainer and Fees Paid in Cash. For 2023, non-employee directors were each entitled to receive an annual retainer of $120,000 plus an additional $3,000 per Board meeting.

Annual Equity Grant. At each annual meeting, non-employee directors receive an equity grant in the form of shares of Class A Common Stock. At the 2023 annual meeting, each non-employee director received an equity grant of $10,000 or 1,848 shares of our Class A common stock which was immediately vested on the day of grant. In August 2023, in connection with her appointment to the Board of Directors, Stacey Coopes received an equity grant of $10,000 or 1,584 shares of our Class A common stock which was immediately vested on the date of grant. At the 2024 Annual Meeting, we expect our Board to approve an equity award at such time.

Non-Management Director

Mr. Jeff Ishbia, our founder, continues to serve as a non-management employee of United Wholesale Mortgage, LLC, our operating subsidiary. Mr. Jeff Ishbia serves as an advisor to our CEO. In this role, Mr. Jeff Ishbia receives a base salary of $390,000, a target opportunity of $1.0 million under the Captains Annual Bonus Plan and is eligible to participate in all other health and welfare benefits offered to our employees, including a 401(k) match of $2,500. Mr. Jeff Ishbia did not receive an equity award in 2023 and does not receive compensation for his role as a director.

The table below sets forth the compensation of our directors in 2023, excluding Mat Ishbia, Alex Elezaj, Laura Lawson and Melinda Wilner, whose compensation is covered in the Summary Compensation Table for 2023.

Name	Fees Earned or Paid in Cash ($)		Annual Equity Award ($)(3)	All other compensation ($)		Total ($)

Jeffrey A. Ishbia(1)	1,545,700		-	113	(4)	1,545,813

Justin Ishbia	132,000	(2)	9,998	-		141,998

Kelly Czubak	132,000	(2)	9,998	-		141,998

Isiah Thomas	132,000	(2)	9,998	-		141,998

Robert Verdun	132,000	(2)	9,998	-		141,998

Stacey Coopes	66,000	(2)	9,995	-		75,995

(1)	Reflects compensation received as non-management employee of UWM.

(2)	Reflects annual retainer fee and meeting fees.

(3)

Reflects the grant date fair value of the initial award, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock- based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). For additional information on the valuation assumptions regarding the fiscal 2023 grants, refer to Note 19 to our financial statements for the year ended December 31, 2023, which are included in our Annual Report on Form 10-K filed with the SEC.

(4)	Represents match under the Company’s 401(k) plan.

26	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers.

Name	Age	Position
Executive Officers

Mat Ishbia	44	Chairman and Chief Executive Officer

Andrew Hubacker	52	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Melinda Wilner	48	Executive Vice President, Chief Operating Officer and Director

Alex Elezaj	47	Executive Vice President, Chief Strategy Officer and Director

Laura Lawson	47	Executive Vice President, Chief People Officer and Director

Mat Ishbia currently serves as the Chief Executive Officer of UWM Holdings Corporation and as a Class I member and Chairman of our Board. Mat Ishbia has served as UWM’s Chief Executive Officer since June 2013. Mr. Ishbia joined UWM on a full-time basis in 2003 as an Account Executive and since then has held several positions of increasing responsibility leading up to his current role, including National Sales Manager and Executive Vice President, Wholesale. Under Mr. Ishbia’s leadership, UWM has become the #1 overall lender in America. Mr. Ishbia is a prominent advocate for mortgage brokers nationwide and regularly promotes the wholesale channel on national platforms such as CNBC and Fox Business. He has been named one of the “Most Influential Mortgage Professionals Under 40” and one of the “25 Most Connected Mortgage Professionals” by National Mortgage Professional magazine. Additional accolades include being named a “Rising Star” and Vanguard Award winner by HousingWire. In 2019, Mr. Ishbia authored the book Running the Corporate Offense, applying lessons he learned playing basketball for Michigan State University coach Tom Izzo to running a highly successful business. Mat Ishbia earned his bachelor’s degree from Michigan State University. In addition to his role with UWM, in February 2023, Mr. Ishbia became the Controlling Owner and Governor of the Phoenix Suns of the National Basketball Association and the Phoenix Mercury of the Woman’s National Basketball Association. Mat Ishbia and Justin Ishbia are Jeffrey A. Ishbia’s sons.

Andrew Hubacker currently serves as the Executive Vice President, Chief Financial Officer and Chief Accounting Officer of UWM Holdings Corporation. Mr. Hubacker has served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer since February 2023. Mr. Hubacker previously served as UWM’s Senior Vice President, Chief Accounting Officer and Interim Principal Financial Officer, from June 2022 to February 2023, and as Senior Vice President and Chief Accounting Officer, from October 2020 to June 2022. Previously, Mr. Hubacker spent 18 years at Deloitte & Touche LLP, most recently serving for over 12 years as an audit partner. In addition, Mr. Hubacker spent five years at AOL, LLC, in various roles within the accounting division, including Vice President, Assistant Controller and from 1999 through 2002, served as an Assistant Chief Accountant at the Securities and Exchange Commission. Mr. Hubacker holds a B.A. from Michigan State University and has been a Certified Public Accountant since 1996.

Melinda Wilner currently serves as the Executive Vice President and Chief Operating Officer of UWM Holdings Corporation and as a Class III member of our Board. Ms. Wilner has served as Executive Vice President and Chief Operating Officer of UWM since August 2015. From October 2011 until August 2015, Ms. Wilner served in multiple roles at UWM, including Head of Underwriting and Underwriting Manager. Prior to joining UWM, Ms. Wilner served as a Mortgage Branch Manager and Underwriter for Bank of Ann Arbor’s Wholesale Division from February 2009 to October 2011. Ms. Wilner holds a B.A. in economics from Vanderbilt University.

Alex Elezaj currently serves as the Executive Vice President, Chief Strategy Officer of UWM Holdings Corporation and as a Class I member of our Board. Mr. Elezaj has served as Executive Vice President and Chief Strategy Officer of UWM since April 2018. Prior to joining UWM, Mr. Elezaj served as Chief Executive Officer of Class Appraisal, Inc., an appraisal management company, from April 2015 to April 2018. From December 2010 to March 2015, Mr. Elezaj served as Chief Operating Officer of Whitlam Group, a packaging solutions company, and as Vice President of Sales and Marketing from June 2008 to December 2010. Prior to joining Whitlam Group, Mr. Elezaj served as Group Manager at Takata Corporation, an automotive parts company. Mr. Elezaj holds an MBA from Michigan State University and a BBA from Walsh College and has been a member of the Young Presidents Organization (YPO) since 2013.

Laura Lawson currently serves as the Executive Vice President, Chief People Officer of UWM Holdings Corporation and as a Class II member of our Board. Ms. Lawson has served as Executive Vice President and Chief People Officer of UWM since August 2014. From July 2011 until August 2014, Ms. Lawson served in various roles in the Marketing Department at UWM. Prior to joining UWM, Ms. Lawson served as Staff Supervisor at Taubman Company, a real estate company, from May 2009 to July 2010. Ms. Lawson holds a B.A. in advertising from Michigan State University.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

For 2023, our named executive officers, or NEOs, are those executive officers listed below:

Mat Ishbia	Chairman and Chief Executive Officer

Andrew Hubacker	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Melinda Wilner	Executive Vice President, Chief Operating Officer and Director

Alex Elezaj	Executive Vice President, Chief Strategy Officer and Director

Laura Lawson	Executive Vice President, Chief People Officer and Director

28	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee believes that the caliber and motivation of all our employees, and especially our executive leadership, are essential to UWM’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace and thereby deliver stockholders superior value. Moreover, we believe that UWM’s overall executive compensation philosophy and programs are market competitive, performance-based and stockholder aligned. The three principles of our compensation philosophy are as follows:

Principles	Implementation

Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	The Compensation Committee seeks to establish target total direct compensation (salary, annual incentive, long-term incentive and equity), providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.

Performance-based and “at-risk” incentive compensation should constitute a substantial portion of total compensation	We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/ or “at risk.” Accordingly, such portion should be tied to, and vary with, our financial, operational and stock price performance, as well as individual performance. We view three components of our total compensation program—our Captains Annual Bonus Plan (the annual incentive compensation program), our LTIP and equity-based compensation—as being performance-based and/or “at risk.” Executives with greater responsibilities and the ability to directly impact our strategic and operational goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. Therefore, the more senior the executive the greater the percentage of total compensation is in the form of performance-based and/or “at risk” compensation.

Long-term incentive compensation should align executives’ interests with our stockholders’ interests to further the creation of long-term stockholder value	Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Equity-based compensation also subjects our executives to market risk, a risk also borne by our stockholders.

These three principles are the basis of the compensation structure for our executive officers. Specifically, our compensation structure is designed to:

•	Motivate our named executive officers to achieve or exceed financial and operational objectives established for us at the beginning of the year;

•	Reward them for their achievements when their objectives are met;

•	Allow them to participate in our financial success;

•	Align the interests of the NEOs with those of our shareholders; and

•	Enable us to attract, retain and motivate top talent

The overall level of total compensation for our named executive officers as described herein is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. With these principles in mind, we structured our compensation program to offer competitive total pay packages that we believe enable us to retain and motivate executives with the requisite skill and knowledge and to ensure the stability of our management team, which is vital to the success of our business.

Our Executive Compensation Program Rewards Performance

The core of our executive compensation philosophy is that our executives’ pay should be at risk and linked to the performance of those metrics that we believe will provide long-term growth for UWM. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance- based. The compensation of our named executive officers, or NEOs, for 2023 reflects this commitment. For 2023, 94% of our CEO’s target total direct compensation and an average of 77% of our other NEOs’ target total direct compensation was performance-based.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

CEO Total Target Direct Compensation	Average of All Other NEO’s Total Target Direct Compensation

Our Financial Metrics are Aligned With Long-Term Growth

Our executive compensation plan (other than with respect to equity compensation) was originally developed when we were a private company and reflects our commitment to rewarding executives for making decisions that position UWM for long-term sustainable growth. We believe that the program provides an appropriate balance between operational metrics that all team members can impact and that are aligned with successfully implementing our long-term growth strategy and financial metrics, rewarding executives upon the achievement of annual results. We believe that people achieve what is measured and therefore our Captains Plan rewards the operational metrics that align with our Six Core Pillars. The performance metrics fall into seven broad categories, People, Service, Compliance, Quality, Production, Expenses and Brokers. For each goal, there is a measurable metric which is set at the beginning of the year and applies to all Captains who participate in the Captains Plan Program.

2023 Goals		Why it matters

People	Engaging and Exciting Workplace	Creating a workplace that team members want to be a part of allows us to retain and develop our team members to grow within UWM, which promotes stability and leads to longer tenured and more experienced team members.

Service	Timely and Responsive Client Service	Quick, effective and satisfactory customer service is one of our key differentiators and one of the reasons our brokers choose UWM. This, in turn, drives broker loyalty and higher volumes.
	Broker Best Practices	Training broker clients on how to most efficiently submit loans into our underwriting process

Compliance	Reduce Defects and Errors	Compliance comes down to doing the right thing and coaching our clients to follow the right process.

Quality	Focus on Loan Quality	Our service and quality set us apart from our competitors and ensure a positive experience for our clients and their borrowers.

Production	Targeted Loan Growth	Promoting initiatives that have been identified by our business partners, the GSEs, demonstrates that we are committed to helping meet the goal of increased home ownership in the U.S. This in turn delivers annual financial results and positions us for even greater future growth by increasing the size of the market.

	Market Share	Increased market share, identified as a 2023 priority, provides us a competitive advantage, delivers financial results in the current high interest environment and positions us for even more success once interest rates decrease

Expenses	Cost Reductions	By focusing on operational efficiencies and reduced expenditures, it will allow us to efficiently manage pricing, giving us an advantage against our competitors, while meeting our dividend objectives.

Brokers	Growth of the Broker Channel	As the largest wholesale mortgage lender, we believe that by growing the broker channel and giving brokers the tools to build relationships with real estate agents, we will continue gaining market share together.
	Deepening Broker Relationships	We believe that the most loyal brokers are those who understand our people and technology advantages. This in turn will lead to increased volume and financial results.

30	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION SETTING PROCESS

Role of the Compensation Committee

Our Compensation Committee is responsible for establishing and overseeing our compensation philosophy and for setting our executive compensation and benefits policies and programs generally. As discussed above under the responsibilities of the Compensation Committee on page 23, due to the fact that our CEO, Mr. Mat Ishbia, is a member of the Compensation Committee, the Compensation Committee has established a subcommittee which is comprised of the two independent directors (the “Compensation Committee Subcommittee”) to oversee and make all decisions with respect to the CEO’s compensation.

In formulating our executive compensation packages, the Compensation Committee does not benchmark to a particular industry or group of companies, but it draws information from the general experience of UWM and our Compensation Committee members. As discussed above under the responsibilities of the Compensation Committee on page 23, the Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors as it deems appropriate to assist in fulfilling its responsibilities. However, during 2023, the Compensation Committee did not have a compensation consultant.

Establishing Program Design and Evaluating Performance

Annually, our CEO provides the Compensation Committee a performance assessment for each named executive officer, including himself, and a compensation recommendation for each named executive officer. The performance assessment includes an analysis of UWM’s performance against each of its quantitative metrics and an evaluation of the contributions of each NEO to such performance. Based on this evaluation, our CEO provides the Compensation Committee recommendations regarding base salary levels for the upcoming year, target bonus for the Captains Plan for the upcoming year, participation percentage for the LTIP for the upcoming year and any equity awards. In addition, the CEO offers his proposal for the performance metrics, relative weightings and performance levels, including threshold, target and maximum, for our Captains Plan.

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee annually reviews the results of the prior year’s stockholder advisory vote. At the 2023 annual meeting of stockholders, over 99% of the votes cast were voted in favor of UWM’s executive compensation. The Compensation Committee intends to annually review the results of the advisory vote and will consider this feedback as well as the feedback obtained from stockholder engagement as it completes its annual review of each pay element and the total compensation packages of our NEOs.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION COMPONENTS

To achieve its compensation philosophy and objectives, the Compensation Committee has utilized four components of total direct compensation (“TDC”): (1) base salary; (2) an annual incentive award plan (the “Captains Annual Bonus Plan”) in which all Captains in UWM were able to earn a bonus based on company-wide annual operational goals; (3) a long-term cash incentive plan (“LTIP”) in which senior executives participate in a pool funded from UWM’s net income; and (4) equity awards. While our Captains Annual Bonus Plan has typically been paid in cash, commencing in 2023 the Compensation Committee decided that a portion of such payout would be granted in RSUs with a one-year vest. As discussed further below, each element of our 2023 compensation program is intended to encourage and foster the following results and behaviors.

		Objectives/Structures	Behavioral Focus
Fixed Component	Base Salary	• Provides competitive level of fixed compensation that reflects the talent, skills and competencies of the individual	• Rewards core competence relative to level of responsibility, experience and contribution

Performance-Based Component	Captains Plan	• At-risk variable compensation tied to annual performance • Rewards operational success • Paid at the end of the year for which performance was earned • Paid in cash and RSUs	• Captains Bonus is open to all Captains (including our CEO) • Assures company- wide alignment on operational goals; rewards for company-wide success

	Long-Term Incentive Plan	• At-risk variable cash compensation tied to annual performance • Based on Annual Net Income • Once earned, paid out over four years in equal installments	• The LTIP provides senior executives ability to participate in the Company’s profitability and stay vested in its long-term success • Retention tool

	Equity Awards	• Awarded periodically • Generally granted in service-based RSUs that vest over three years	• Aligns executive compensation with creation of shareholder value • Retention tool

We designed our compensation program to provide executives the appropriate incentives to pursue quality long-term growth without encouraging inappropriate risk taking. As discussed below, under our program, our Captains Annual Bonus Plan and our LTIP opportunities are capped for each of our NEOs. Our equity-based incentive compensation component consists of RSUs.

BASE SALARIES

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace.

32	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How base salaries are determined. Commencing for 2023, the Compensation Committee at the beginning of the year reviewed our CEO’s salary recommendations for each NEO (including himself), and then established the salaries for such year through Compensation Committee deliberations. In setting the base salaries for the NEOs, a number of factors will be considered, including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting UWMC at the time of the evaluation. For 2023, Mr. Ishbia’s salary was not increased, however the Compensation Committee approved an increase in base salary of approximately 3% for each other NEO which became effective on February 13, 2023. Additionally, Mr. Hubacker’s base salary was increased as a result of his promotion to Chief Financial Officer.

Name	2023 Base Salary

Mat Ishbia	600,000

Andrew Hubacker	370,000

Melinda Wilner	400,000

Alex Elezaj	370,000

Laura Lawson	300,000

ANNUAL INCENTIVE COMPENSATION – CAPTAINS ANNUAL BONUS PLAN

Captains Annual Bonus Plan Design

Why the Captains Annual Bonus Plan is Important. Our Captains Annual Bonus Plan is an integral component of our compensation program. Approximately 600 of our team members who have been selected to be Captains of a team, including each of our NEOs, participate in the Captains Annual Bonus Plan. The Compensation Committee believes that the Captains Annual Bonus Plan encourages all Captains, including all our NEOs, to focus on those annual operational performance metrics that will be the basis of long-term growth. Annually our Compensation Committee reviews and revises if necessary, the appropriateness of each of the performance metrics, their correlation to UWMC’s overall growth strategy and the impact of such performance metrics on long-term stockholder value. The goal of the Captains Annual Bonus Plan is to align incentives across the company, encouraging collaboration across teams and emphasizing synergy to achieve corporate goals. At the beginning of 2023, the Compensation Committee decided that a portion of the Captains Annual Bonus Plan should be paid in time-based restricted stock units (“RSUs”) as a way of further aligning the interests of each Captain with those of our shareholders.

How the Captains Annual Bonus Plan awards are determined. The Captains Annual Bonus Plan awards in 2023 were determined in four steps:

(1)	Determination of the annual bonus target for each NEO;

(2)	Determination of what portion of the Captains Plan would be payable in RSUs;

(3)	Establishment of the company-wide performance metrics;

(4)

Approval of the performance levels of each performance metric, from threshold to maximum, for such year and the amount of annual bonus target that will be earned for achievement of such performance level; and

(5)	Upon completion of the year, a review of UWMC’s performance against such performance metrics.

How performance is measured. All the performance metrics in the Captains Annual Bonus Plan are equally weighted. The performance level set for each operational metric ranges from a threshold level of performance, below which there is no payout to a maximum level of performance, at and above which there is a 150% payout. Threshold performance level is set slightly below the prior year’s actual results, target is set assuming improvement as compared to prior year’s actual results and maximum is set assuming material improvement as compared to prior year’s results. At the end of each year, performance in each metric is measured and an overall achievement percentage is determined, which will determine the payout for each NEO.

2023 Captains Annual Bonus Plan Decisions

Bonus Opportunity and Equity Component. For 2023, the Compensation Committee, upon recommendation of the CEO, set the target for the Captains Annual Bonus Plan for each NEO, other than the CEO. The Compensation Committee Subcommittee approved

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COMPENSATION DISCUSSION AND ANALYSIS

the target for the Captains Annual Bonus Plan for our CEO. For 2023, the for each NEO, including the CEO, was increased by approximately 10%, with the exception of Mr. Hubacker whose target bonus was increased to $330,000 as a result of his promotion to Chief Financial Officer. For 2023, the Compensation Committee set the equity component of the Captains Annual Bonus Plan at 10%. Consequently, 10% of each NEOs earned bonus would be paid in RSUs that vest approximately on the first anniversary of the grant date. The Captains Annual Bonus Plan targets of our NEOs, both for the cash component and the equity component, are set forth below and in the “Grants of Plan-Based Awards” table below.

Performance Metrics and 2023 Performance. For 2023, the CEO recommended, and the Compensation Committee approved company-wide performance metrics within each of the seven broad categories that are focused on driving long-term growth. In addition, the Compensation Committee approved three additional performance metrics which were bonus goals, which, for 2023, measured leadership, UWM’s NPS score and the growth of the broker channel. The performance metrics are aligned with UWM’s priorities for the year and are aligned with promoting those initiatives that have been identified by the GSEs. The table below sets forth the category of the operational metrics selected for the Captains Annual Bonus Plan and the performance achieved during 2023. Each metric was quantifiable and objective. The Compensation Committee approves the weighting of each performance metric, establishes the threshold, target and maximum performance levels and the payout for each performance level.

2023 Performance Metrics		How UWM Performed

People	Engaging and Exciting Workplace	Exceeded Target

Service	Timely and Responsive Client Service	Exceeded Target
	Broker Best Practices	Exceeded Maximum

Compliance	Reduce Defects and Errors	Exceeded Target
	Targeted Loan Growth	Between Threshold and Target

Quality	Focus on Loan Quality	Between Threshold and Target

Production	Market Share	Exceeded Maximum
	Purchase Loan Production	Exceeded Maximum

Expenses	Cost Reductions	Exceeded Maximum

Broker Channel	Growth of the Broker Channel	Exceeded Maximum
	Deepening Broker Relationships	Between Threshold and Target

2023 Payouts. At the end of 2023, the Compensation Committee reviewed each of the performance metrics, the performance level achieved and determined that the Captains Plan bonuses had been met at approximately 117.35% for all our participating Captains, including each of our NEOs. The table below sets forth the target bonus and the amount of Captains Annual Bonus Plan bonus received by each NEO. The Company paid 90% of the respective earned bonus in cash and the remaining 10% that was earned was paid in restricted stock units that were granted on February 9, 2024 with an approximate one-year vesting period.

	2023 Captains Annual Bonus Plan

Name	Target Bonus ($)	Total Amount Earned ($)	Amount earned in Cash ($)	Amount Earned in RSUs ($)(1)(2)

Mat Ishbia	8,800,000	10,185,827	9,153,144	1,032,683

Andrew Hubacker	330,000	387,262	348,530	38,732

Melinda Wilner	539,000	632,519	569,265	63,254

Alex Elezaj	495,000	580,884	522,794	58,091

Laura Lawson	330,000	387,261	348,530	38,732

(1)	Represents the grant date fair value of RSUs.

(2)	The fair value of amount of the portion of the RSUs earned in connection with the 2023 Captains Annual Bonus Plan will be reflected in 2024 Summary Compensation table.

34	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVE PLAN

LTIP Plan Design

Why the LTIP Plan is important. Our Long-Term Incentive Plan provides our senior executives the ability to participate in annual financial results and promotes long-term decision-making.

How the LTIP awards are determined. The LTIP is funded as a pool equal to 3% of UWM’s net income, subject to a cap of $1.0 billion in net income. Each participating senior executive, including each NEO (other than the CEO) is awarded the opportunity to share in the pool for a specific percentage based on their responsibilities and contributions to the company. While the LTIP pool and the participant share is set at the beginning of the year, the Compensation Committee maintains complete discretion to adjust the aggregate pool and/or individual percentage upwards or downwards as deemed appropriate. The Compensation Committee recognizes that the efforts of executives may not be adequately rewarded for taking those steps that will provide a foundation for significantly improved long-term performance of the Company, if those steps negatively affect annual operating results, and therefore annual cash incentive awards. Once earned, in order to serve as a retention tool, the LTIP payout with respect to any year is paid in four equal annual installments commencing in the third quarter following the performance year, provided that the executive is employed on the payment date. In accordance with the terms of the LTIP, upon his or her death an executive receives up to 50% of the earned but unpaid LTIP amounts.

2023 LTIP Decisions

Participant share and 2023 performance. The Long-Term Incentive Plan is a pool funded with 3% of our net income, subject to a $1.0 billion cap on Net Income (or $30.0 million cap for the pool). At the beginning of each year, the Compensation Committee awards each NEO, and certain other senior executives a participant share of the pool. Upon finalization of our net income, the Compensation Committee reviews the Company’s performance and approves the funding of the pool. Once funded, these amounts will be paid out to the respective participant during the third quarter of 2024, 2025, 2026 and 2027 provided that the participant continues to be employed by us on such dates.

In 2023, the Compensation Committee took into consideration the extremely strong operational and financial results which the management had delivered, including retaining UWM’s position as the #1 Mortgage Lender, originating a record amount of purchase loans, delivering solid operational results and strong adjusted EBITDA performance in light of a very difficult rate environment. The Compensation Committee also noted that the only reason 2023 net income was negative was as a result of the material reduction in interest rates that occurred at the end of the fourth quarter, which adversely impacted the fair market value of our MSR portfolio. The Compensation Committee noted that this was a non-cash expense and therefore not reflective of core performance. Taking into consideration these factors, the Compensation Committee decided to approve an adjusted net income of $400 million, resulting in an LTIP pool of $12.0 million or 3% of the approved adjusted net income. Each NEO’s participant share in the LTIP pool, assuming a fully funded pool, is set forth below in the “Grant of Plan-Based Awards” table.

EQUITY-BASED COMPENSATION

Why we pay equity-based compensation. We believe that awarding equity to our team members creates an ownership mentality and aligns team members interests with stockholders. Shortly after we became public and our listing on the NYSE we awarded equity to each team member who was employed by UWM on the day that we became public. The Compensation Committee believes that equity awards incentivize and reward team members for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate executives for improvement in stockholder value, all of which are essential to our ongoing success.

As discussed above, during 2023, our equity awards were a component of the Captains Annual Bonus plan.

EMPLOYEE BENEFITS AND PERQUISITES

We provide a number of benefit plans to all eligible team members, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage, a 401(k) defined contribution plan and for certain executives concierge health insurance. In addition, certain of our executives including NEOs, may from time to time, be authorized pursuant to our aircraft use policy use the Company’s leased aircraft for personal use.

Due to the high visibility of our company, our Compensation Committee Subcommittee has authorized UWM to pay for personal security for Mr. Mat Ishbia to address safety concerns due to specific threats to his safety arising directly as a result of Mr. Mat Ishbia’s position as our CEO. Our Compensation Committee Subcommittee has received a security professional assessment of safety threats and

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

recommendations for Mr. Mat Ishbia’s security program. This assessment identified specific threats to Mr. Mat Ishbia as a result of the high-profile nature of being our CEO. We believe that Mr. Mat Ishbia’s role puts him in a unique position: he is synonymous with UWM and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Mat Ishbia.

Mr. Mat Ishbia is one of the most-recognized executives in the mortgage industry, in large part as a result of the size of our mortgage lending. Although we do not consider Mr. Mat Ishbia’s overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Mat Ishbia at his residences and during personal travel pursuant to his overall security program are reported as other compensation to Mr. Mat Ishbia in the “All Other Compensation” column of the “Summary Compensation Table” below. The Compensation Committee Subcommittee believes that these costs are appropriate and necessary in light of the threat landscape.

While perquisites help to provide our NEOs a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances that we believe are appropriate to assist an executive in the performance of his or her duties, to make our NEOs more efficient and effective or for recruitment, motivation and/or retention purposes.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We currently do not have any employment agreements with any of our NEOs. Additional information on the severance benefits can be found under the heading “Potential Payments Upon Termination or Change in Control” on page 40.

OTHER COMPENSATION PRACTICES

Prohibition on Hedging. Officers, directors and employees and their respective family members are not permitted to enter into hedging arrangements with respect to shares of UWM Class A Common Stock that they beneficially own.

TAX DEDUCTIBILITY OF COMPENSATION

Code Section 409A. Under Section 409A of the Code, amounts deferred by a NEO under a non-qualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit a public company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive who receives “excess parachute payments” in connection with his or her severance from a public company in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination compensation payable to our NEOs. The potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.

36	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Kelly Czubak (Chair)

Robert Verdun

Mat Ishbia

April 22, 2024

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents certain summary information for the fiscal years ended December 31, 2023, 2022 and 2021 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers, in each instance whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2023. We refer to these officers collectively as our named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)(4)	All Other Compensation ($)(5)	Total ($)

Mat Ishbia Chief Executive Officer	2023	600,000	—	1,153,600	9,153,144	1,261,375	12,168,119
	2022	600,000	—	—	5,246,400	1,143,122	6,989,522
	2021	600,000	—	—	6,640,000	568,350	7,808,350

Andrew Hubacker EVP, Chief Financial Officer & Chief Accounting Officer	2023	359,000	125,040	158,886	588,530	2,500	1,233,955
	2022	270,000	—	54,000	154,113	2,500	480,613

Melinda Wilner EVP, Chief Operating Officer	2023	399,000		70,658	2,369,265	21,009	2,859,932
	2022	388,000	—	—	4,662,670	57,670	5,108,340
	2021	370,700	—	470,813	4,885,286	65,439	5,792,238

Alex Elezaj EVP, Chief Strategy Officer	2023	369,000	—	64,891	2,322,794	2,500	2,759,185
	2022	359,000	—	—	4,636,438	75,383	5,070,821
	2021	353,100	—	104,625	4,857,315	44,272	5,359,312

Laura Lawson EVP, Chief People Officer	2023	299,000	500,000	43,260	948,530	5,000	1,795,790
	2022	289,000	—	—	1,643,989	5,000	1,937,989
	2021	280,500	—	470,813	1,742,261	5,000	2,498,574

(1)

Reflects the grant date fair value of RSU awards granted under our Omnibus Plan in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). For additional information on the valuation assumptions regarding the RSU grants in 2021, 2022 and 2023, refer to Note 19 of our financial statements for the year ended December 31, 2023, which are included in our Annual Report on Form 10-K filed with the SEC.

(2)	Reflects RSUs awarded in February 2023.

(3)

This includes the following amounts earned in cash under the Captains Annual Bonus Plan for 2023 Performance: Mr. Ishbia—$9,153,144; Mr. Hubacker—$348,530; Ms. Wilner—$569,265 Mr. Elezaj—$522,794 and Ms. Lawson—$348,530. For a discussion of the full amount earned under the Captains Annual Bonus Plan for 2023 Performance, please refer to the CD&A above. In addition, this amount includes the following amounts earned pursuant to the LTIP for 2023 for each NEO (other than the CEO who does not participate in the LTIP) Mr. Hubacker—$240,000; Ms. Wilner—$1,800,000; Mr. Elezaj—$1,800,000; and Ms. Lawson—$600,000.

(4)

Amounts earned under the LTIP are paid out over a four-year period, in equal installments, provided that the participant continues to be employed on the pay-out date. Please see “Grants of Plan-Based Awards” below for more information regarding the two incentive plans.

(5)

Amounts reflect our $2,500 matching contribution under the terms of the UWM 401(k) for all NEOs. With respect to Ms. Wilner and Ms. Lawson in 2023, these amounts include a $2,500 concierge medicine health care benefit. With respect to Ms. Wilner in 2023, the amount includes $16,009 arising from personal use of aircraft. In addition, occasionally, our named executive officer may be accompanied on their business trip by spouses or other family members, for which there is no incremental cost to UWM. With respect to Mr. Ishbia, this amount includes $1,258,875 for security services and equipment.

38	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers in 2023 including: (1) the range of possible cash payouts under our Captains Annual Bonus Plan and Long-Term Incentive Plan; (2) the grant date of equity awards; (3) the number of service-based RSUs granted; and (4) the grant date fair value of the service-based restricted stock unit grants calculated in accordance with FASB ASC Topic 718.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date(4)	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards ($)(5)
	Plan	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mat Ishbia	CP(1)	1,980,000	7,920,000	11,880,000
	LTIP(2)
	CP(3)				220,000	880,000	1,320,000	2/15/2023	267,037	1,153,600

Andrew Hubacker	CP(1)	74,250	297,000	445,500
	LTIP(2)			240,000
	CP(3)				8,250	33,000	49,500	2/15/2023	7,844	33,886
	RSUs(3)							2/06/2023	26,427	125,000

Melinda Wilner	CP(1)	121,275	485,100	727,650
	LTIP(2)			1,800,000
	CP(3)				13,475	53,900	80,850	2/15/2023	16,356	70,658

Alex Elezaj	CP(1)	111,375	445,500	668,250
	LTIP(2)			1,800,000
	CP(3)				12,375	49,500	74,250	2/15/2023	15,021	64,891

Laura Lawson	CP(1)	74,250	297,000	445,500
	LTIP(2)			600,000
	CP(3)				8,250	33,000	49,500	2/15/2023	10,014	43,260

(1)

Pursuant to our Captains Annual Bonus Plan, each Captain has an annual target bonus award which can be earned based on our performance against the annual company-wide operational performance metrics set at the beginning of the year. Historically, Captains are eligible to earn up to 150% of their target bonus. For 2023, the Compensation Committee provided that the Captains Annual Bonus Plan would be earned and paid, 90% in cash and 10% in RSUs that have an additional one year service-based vesting. These threshold, target and maximum amounts reflect the cash that could be earned by the NEO. At the end of 2023, the Compensation Committee reviewed each of the metrics and determined that the Captains bonus targets had been met for all of our participating executive officers at approximately 117.35%.

(2)

The Long-Term Incentive Plan is a pool funded with 3% of our net income, subject to a $1.0 billion cap on Net Income (or $30.0 million cap for the pool). Each NEO is awarded a participant share of the pool. The Compensation Committee maintains complete discretion to adjust the aggregate pool and/or individual percentages upwards or downwards as deemed appropriate. Mr. Ishbia does not participate in the LTIP.

(3)

These threshold, target and maximum amounts reflect the dollar value of the equity component that could be earned under the 2023 Captains Annual Bonus Plan. Although denominated in dollars, the award is payable in RSUs. At the end of 2023, the Compensation Committee reviewed each of the metrics and determined that the Captains bonus targets had been met for all of our participating executive officers at approximately 117.35%. As a result, our NEOs earned RSUs with the following fair market values: Mr. Ishbia—$1,032,683 or 152,990 RSUs; Mr. Hubacker—$38,732 or 5,738 RSUs; Ms. Wilner—$63,254 or 9,371 RSUs; Mr. Elezaj—$58,091 or 8,606 RSUs; and Ms. Lawson—$38,732 or 5,738 RSUs.

The RSUs that were issued are subject to an additional one year of vesting.

(4)

For each NEO, this reflects service-based RSU awards made on February 15, 2023. For Mr. Hubacker, this amount also includes a service-based RSU award granted in connection with his promotion to Chief Financial Officer.

(5)

Reflects the grant date fair value of RSU awards granted under our Omnibus Plan in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). For additional information on the valuation assumptions regarding the fiscal 2023 grants, refer to Note 19 of our financial statements for the year ended December 31, 2023, which are included in our Annual Report on Form 10-K filed with the SEC.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AT FISCAL YEAR-END

The following table provides information concerning unvested restricted stock units for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2023. Each restricted stock unit grant is shown separately for each named executive officer.

Name	Equity Award Grant Date	# of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(5)

Mat Ishbia	2/15/2023	267,037	(1)	1,909,315

Andrew Hubacker	2/15/2023	7,844	(1)	56,085
	2/6/2023	26,427	(2)	188,953
	9/1/2022	11,250	(3)	80,438
	4/2/2021	2,412	(4)	17,246

Melinda Wilner	2/15/2023	16,356	(1)	116,945
	4/2/2021	20,656	(4)	147,690

Alex Elezaj	2/15/2023	15,021	(1)	107,400
	4/2/2021	4,590	(4)	32,819

Laura Lawson	2/15/2023	10,014	(1)	71,600
	4/2/2021	20,656	(4)	147,690

(1)	Service-based RSUs that vest on March 2, 2024.

(2)	Service-based RSUs that vest on February 6, 2024.

(3)	Service-based RSUs that vest in three equal installments on September 1, 2024, 2025 and 2026, respectively.

(4)	Service-based RSUs that vest on February 1, 2024.

(5)	The market value of the RSUs is calculated by multiplying the closing price of UWMC’s Class A common stock on December 29, 2023 ($7.15) by the number of units.

STOCK VESTED

The following table provides information concerning vesting of restricted stock units and the value realized on vesting of restricted stock units on an aggregated basis during the fiscal year ended December 31, 2023 for each of the named executive officers.

	Stock Awards(1)

Name	# of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mat Ishbia	—	—

Andrew Hubacker	4,938	27,659

Melinda Wilner	20,047	94,020

Alex Elezaj	4,455	20,894

Laura Lawson	20,047	94,020

(1)	These columns reflect restricted stock units previously awarded to the named executive officers that vested during 2023.

(2)	Of these amounts, shares were withheld by us to cover tax withholding obligations as follows: Mr. Hubacker—1,493 shares; Ms. Wilner—6,897 shares; Mr. Elezaj—1,533 shares; and Ms. Lawson—6,897 shares.

(3)	Calculated based on the closing price of UWMC Class A common stock on the applicable vesting dates.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

We do not have employment agreements with any of our current executive officers. Mr. Forrester was the only previous named executive officer who was party to an employment agreement during 2022, which terminated upon his passing prior to December 31, 2022. None of our other named executive officers receive any benefit upon a termination of employment or upon a change in control.

In the case of the death of a named executive officer, he or she would be entitled to receive benefits under his or her term life insurance policy and, at the discretion of the CEO, up to 50% of any unpaid LTIP amounts previously earned.

40	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

INTRODUCTION

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee of the Board of Directors has appointed Deloitte to continue to serve as our independent registered public accounting firm for the 2024 fiscal year. Deloitte has served as our independent registered public accounting firm since 2020. In accordance with SEC rules and Deloitte policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years.

The Audit Committee and the Board of Directors believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interest of UWMC and our stockholders, and we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for 2024. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the 2024 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of Deloitte for the 2024 fiscal year.

We expect a representative of Deloitte to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

In connection with the audit of our 2024 financial statements and internal control over financial reporting, we will enter into an agreement with Deloitte which sets forth the terms by which Deloitte performed audit services for us.

FEES PAID TO DELOITTE

We were billed for professional services provided with respect to fiscal years 2023 and 2022 by Deloitte in the amounts set forth in the following table.

Services Provided	2023	2022

Audit Fees(1)	$1,540,605	$1,500,000

Audit-Related Fees(2)	1,895	16,895

Tax Fees	358,654	401,836

Total	$1,901,154	$1,918,731

(1)

These professional services included: (1) fees associated with (a) the audit of our annual financial statements (Form 10-K); (b) reviews of our quarterly financial statements (Form 10-Qs); and (c) the audit of UWM’s internal control over financial reporting in connection with UWMC’s compliance with Section 404 of the Sarbanes- Oxley Act of 2002.

(2)

For 2023, fees relate to annual subscription of Deloitte’s Accounting Research Tool (“DART.”) For 2022, primarily relates to fees arising from the consent related to our registration statement filed in 2022.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	41

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PRE-APPROVAL POLICIES AND PROCEDURES FOR AUDIT AND PERMITTED NON-AUDIT SERVICES

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee has responsibility for (1) appointing, (2) negotiating, (3) setting the compensation of and (4) overseeing the performance of the independent registered public accounting firm. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve all audit or permitted non- audit services obtained from Deloitte in an amount up to $100,000. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. In connection with making any pre-approval decisions, the Audit Committee must consider whether the provision of such permitted non-audit services by Deloitte is consistent with maintaining Deloitte’s status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee pre-approved all the services rendered by Deloitte during fiscal year 2023, as described above.

42	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of UWMC on behalf of the Board of Directors. Management has primary responsibility for UWMC’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of UWMC’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of UWMC, including UWMC’s internal controls over financial reporting, and the audits of the financial statements of UWMC.

During the course of 2023, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to UWMC’s consolidated financial statements for fiscal year 2023, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2023, management’s annual report on internal control over financial reporting, the results of the independent auditor’s testing and the evaluation of UWMC’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s assessment of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of UWMC’s financial statements for fiscal year 2023 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2023, be included in UWMC’s Annual Report on Form 10-K, for filing with the SEC. See the portion of this proxy statement titled “Corporate Governance—Board Committees” beginning on page 19 for information on the Audit Committee’s meetings in 2023.

The Audit Committee

Robert Verdun (Chair)

Kelly Czubak

Stacey Coopes

February 14, 2024

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	43

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

INTRODUCTION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act) requires us to provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany those tables. At the 2024 Annual Meeting, we are asking our stockholders to approve, on an advisory basis, the 2023 compensation of our named executive officers as disclosed in this proxy statement.

We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 28-36. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to incentivize and reward the creation of stockholder value.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.

PROPOSAL

Based on the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 28-36 of this proxy statement, we are requesting that our stockholders vote on the following resolution:

RESOLVED, that the stockholders of UWMC approve, on an advisory basis, the compensation of UWM’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in UWMC’s 2024 Annual Meeting proxy statement.

NON-BINDING VOTE

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

44	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” (or “CAP”), as defined by SEC rules, and certain of our financial performance metrics. For further information concerning our variable pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (loss) (in thousands)	Adjusted EBITDA (in thousands)
					Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$12,168,119	$12,923,834	$2,162,215	$2,272,428	$77.21	$121.92	$(69,782)	$478,270

2022	$6,989,522	$6,989,522	$2,552,653	$2,473,719	$33.43	$86.36	$931,858	$282,402

2021	$7,808,350	$7,808,350	$3,874,197	$3,787,729	$53.55	$108.23	$1,568,400	$1,418,337
Column (b)
. Reflects compensation amounts reported in the “Summary Compensation Table” or “SCT” for our Principal Executive Officer or “PEO,” Mat Ishbia, for the respective years shown.
Column (c)
. CAP for our CEO in each of 2023, 2022 and 2021 reflects the respective amounts set forth in column (b), as determined in accordance with SEC rules. The dollar amounts reflected in column (c) for 2022 and 2021 do not reflect any adjustment amounts, as our CEO, Mr. Ishbia, did not have any outstanding stock awards prior to 2023. For information regarding decisions made by our Compensation Committee with respect to the CEO’s compensation for each of 2023, 2022 and 2021, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statement for the 2023 annual meeting of stockholders.
Column (d)
. The
non-CEO
named executive officers included in the average figures shown for 2023 were Andrew Hubacker, Melinda Wilner, Alex Elezaj and Laura Lawson. The
non-CEO
named executive officers included in the average figures shown for 2021 and 2022 were Tim Forrester, Melinda Wilner, Alex Elezaj and Laura Lawson. In June 2022, Mr. Forrester commenced a leave of absence for health reasons, at which time the Board designated Andrew Hubacker to serve as our interim principal financial officer. As such, Mr. Hubacker is also included in the average figures shown for 2022.
Column (e)
. Average CAP for our
non-CEO
NEOs in 2023, 2022 and 2021 reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. Each of our non-CEO
NEOs received an equity award in 2021 and 2023. However, in 2022, Mr. Hubacker was the only non-CEO
NEO to receive an award of restricted stock units, which was granted following his designation as interim principal financial officer. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-CEO
NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-CEO
NEOs’ compensation for each of 2023, 2022 and 2021, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statement for the 2023 annual meeting of stockholders.

Year	2021	2022	2023

Non-CEO NEOs	See column (d) note

Average SCT Total Compensation ($)	3,874,197	2,552,653	2,162,215

Less: Stock Award Values Reported in SCT for the Covered Year ($)	(366,188)	(10,800)	(84,424)

Plus: Fair Value for Stock Awards Granted in the Covered Year ($)	279,720	9,930	135,246

Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	—	(48,474)	44,832

Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	—	(29,589)	14,558

Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	—

Compensation Actually Paid ($)	$3,787,729	$2,473,719	$2,272,428
Column (f)
. Reflects the cumulative total shareholder return (TSR) of UWMC for the measurement periods of January 21, 2021 through December 31, 2021 and the years ended December 31, 2023 and 2022, respectively.
Column (g)
. Reflects the cumulative TSR of the Dow Jones U.S. Mortgage Finance Index (the “Industry Index”) for the measurement periods of January 21, 2021 through December 31, 2021 and the years ended December 31, 2023 and 2022, respectively.
Column (h)
. Reflects “Net Income” in our consolidated income statements included in our Annual Reports on
Form10-K
for each of the years ended December 31, 2023, 2022 and 2021.
Column (i)
. Company-selected Measure is Adjusted EBITDA, which is described below.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	45

PAY VERSUS PERFORMANCE

Relationship Between Pay and Performance
. The graphs below reflect: (1) the relationship of CAP to our CEO and other NEOs in 2021, 2022 and 2023 as compared to UWMC TSR, our net income, and Adjusted EBITDA; and (2) UWM’s 2021, 2022 and 2023 TSR as compared to the TSR of the Industry Index for the same periods.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above based on year-end

stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price, timing of equity award grants and vestings and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statement for the 2023 annual meeting of stockholders.

46	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Listed below are the financial and
non-financial
performance measures which in our assessment represent the most important performance measures we used for 2023 to link CAP to our named executive officers to our performance.

Measure	Nature	Explanation

Adjusted EBITDA	Financial measure
Non-GAAP
financial measure calculated as earnings before interest expense on non-funding
debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash
deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities. We use Adjusted EBITDA to evaluate our operating performance, and it is one of the measures used by our management for planning and forecasting future periods.

Gain Margin	Financial Measure	Financial measure calculated as total loan production income divided by total loan origination volume for the applicable period.

Cost Per Loan	Financial Measure	Financial measure for per unit costs to originate calculated as total origination expense divided by closed loans for the applicable period.

Total Loan Production	Non-financial performance measure	Operational metric calculated as total purchase loan production volume and total refinance loan production volume.

Broker Channel Growth	Non-financial performance measure	Operational metric for growth in the number of new loan officers and unique real estate agents closing a loan with a broker.

Loan Defect Rate	Non-financial performance measure	Operational metric of percentage of loan defects discovered within total loans originated.

Net Promoter Score	Non-financial performance measure	Operational metric for measuring client satisfaction based on average monthly scores of regular surveys.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	47

PAY VERSUS PERFORMANCE

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation
S-K,
we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Mat Ishbia.
As of December 31, 2023, our employee population consisted of approximately 6,700 team members working at UWM. We identified our median employee as of December 31, 2023, the last day of our 2023 fiscal year, by calculating the amount of annual base salary paid to all our employees (other than our CEO). We did not make any cost-of-living
or other adjustments in identifying the median employee. We calculated the 2023 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation
S-K).
Under this calculation, the median employee’s annual total compensation was $77,028, which includes the market value of equity awards granted to the median employee during 2023.
Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our 2023 Summary Compensation Table in the Executive Compensation section above for our CEO, the annual total compensation of our CEO was $12,168,119. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 158 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

48	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and our Class D common stock, as of April 8, 2024, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) each of our named executive officers for the fiscal year ended December 31, 2023; (iii) each director and nominee for director; and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

The number and percentage of shares beneficially owned by each person have been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of April 8, 2024 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The percentage ownership for each class of common stock is based on 94,945,635 shares of Class A common stock and 1,502,069,787 shares of Class D common stock issued and outstanding as of April 8, 2024.

	Class A Common Stock Beneficially Owned			Class D Common Stock Beneficially Owned		% of Total Voting Power(1)
Name and Address of Beneficial Owners	Number of Shares		%	Number of Shares	%

Directors and Named Executive Officers

Mat Ishbia(2)	1,502,241,317		94.1	1,502,069,787	100.0	79.0	(4)

Andrew Hubacker	28,395		*	—	—	*

Alex Elezaj	296,687		*	—	—	*

Laura Lawson	47,811		*	0	—	*

Melinda Wilner	52,270		*	—	—	*

Jeff Ishbia	—		—	—	—	—

Justin Ishbia(5)	4,725		*	0	—	*

Stacey Coopes	1,584

Kelly Czubak	7,164		*	—	—	*

Isiah Thomas	4,725		*	—	—	*

Robert Verdun	204,725		*	—	—	*

All Directors and Executive Officers as a Group (11 individuals)	1,502,889,403	(3)	94.1	1,502,069,787	100.0	79.0	(4)

Five Percent Holders

SFS Holding Corp.(2)	1,502,069,787	(3)	94.1	1,502,069,787	100.0	79.0	(4)

The Vanguard Group(6)	8,654,247		9.1	—	—	*

FMR LLC(7)	7,749,307		8.2	—	—	*

Tom Gores(8)	6,909,320		7.3	—	—	*

Alec Gores(9)	5,667,997		6.0	—	—	*

*	Less than one percent.

Unless otherwise indicated, the business address of SFS Corp. and UWMC’s executive officers and directors in this table is c/o UWM Holdings Corporation, 585 South Boulevard E, Pontiac, Michigan, 48341.

(1)

Total Voting Power is calculated based on each share of Class A common stock having one vote and each share of Class D common stock having ten votes, subject to the voting limitation included in our Amended and Restated Certificate of Incorporation that limits the ability of SFS Corp. to vote to 79% of total voting power.

(2)

1,502,069,787 shares beneficially held by Mat Ishbia are directly held by SFS Corp and 171,520 shares of Class A common stock are held by Mat Ishbia directly. Mat Ishbia is the President and sole director of SFS Corp. All the voting stock of SFS Corp. is held by the Mat Ishbia South Dakota Trust, a directed trust (the “Trust”). The trustee of the Trust takes direction from Mat Ishbia, as trust advisor of the Trust, with respect to the voting and disposition of our Class D common stock and the UWM Holdings LLC (“Holdings LLC”) Class B Common Units held by SFS Corp. Mat Ishbia disclaims pecuniary interest in the Class D common stock held by SFS Corp. The number of shares of Class D common stock held by SFS Corp. also includes a total 805,281,450 shares of Class D common stock which are pledged as security for two separate loan facilities.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	49

SECURITY OWNERSHIP

(3)

With respect to the Class A common stock beneficially owned, assumes that (a) all Holdings LLC Class B Common Units (together with the stapled shares of Class D common stock) have been exchanged pursuant to the terms thereof for shares of Class A common stock. The number of shares of Class A common stock beneficially owned by SFS Corp. also includes a total 805,281,450 shares of Class A common stock which are pledged as security for two separate loan facilities.

(4)

Without the voting limitation contained in our Amended and Restated Certificate of Incorporation, SFS Corp. and Mr. Ishbia, as control person of SFS Corp, would have 99% of the total voting power of our common stock.

(5)	In addition to the shares included in the table, Justin Ishbia is the beneficiary of trusts that hold a 23% pecuniary non-voting interest in SFS Corp.

(6)

According to a Schedule 13G (Amendment No. 2) filing made on February 13, 2024, The Vanguard Group, a Pennsylvania investment advisor (“Vanguard”), has: (i) shared voting power over 40,958 shares of Class A common stock; (ii) sole dispositive power over 8,530,844 shares of Class A common stock; and (iii) shared dispositive power over 123,403 shares of Class A common stock. The business address of The Vanguard Groups is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

According to a Schedule 13G filing made on February 9, 2024, FMR LLC has (i) sole voting power over 7,634,208 shares of Class A common stock and (ii) sole dispositive power over 7,749,307 shares of Class A common stock. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(8)

According to a Schedule 13G filing made on February 13, 2024, consists of (i) 4,894,101 shares of Class A common stock owned directly by Platinum Equity, LLC and (ii) 2,015,219 shares of Class A common stock issuable upon exercise of Warrants to purchase shares of Class A common stock held directly by Platinum Equity, LLC. Mr. Gores is the manager of Platinum Equity, LLC, and, accordingly, may be deemed to have beneficial ownership of the securities owned directly thereby. The business address of Mr. Gores and Platinum Equity, LLC is 360 North Crescent Drive, Beverly Hills, CA 90210.

(9)

According to a Schedule 13G (Amendment No. 2) filing made on January 31, 2023, consists of: (i) 3,230,439 shares of Class A Common Stock owned directly by PCC; (ii) 2,107,538 shares of Class A common stock issuable upon exercise of Warrants to purchase shares of Class A common stock held directly by PCC; (iii) 30,000 shares of Class A common stock owned directly by NBI Irrevocable Trust #4, a trust for the benefit of one of Mr. Gores’s children; (iv) 150,000 shares of Class A common stock owned directly by NBI Irrevocable Trust #5, a trust for the benefit of one of Mr. Gores’s children and; (v) 150,000 shares of Class A Common Stock owned directly by NBI Irrevocable Trust #6, a trust for the benefit of one of Mr. Gores’s children, in each case as of December 31, 2022. Mr. Gores is the Chief Executive Officer of PCC and, accordingly, may be deemed to have beneficial ownership of the securities owned directly thereby. Mr. Gores is the managing member of AEG. The business address of Mr. Gores and PCC is c/o Pacific Credit Corp., 9800 Wilshire Blvd., Beverly Hills, CA 90212.

50	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

Q&A ABOUT VOTING

Q:	Who may vote at the Annual Meeting?

A:

All stockholders of record of our common stock on the record date and beneficial owners of our common stock on the record date holding a valid proxy for the annual meeting from their broker, bank or other nominee giving them the right to vote the shares, are entitled to attend and vote at the annual meeting.

Except as described further below, each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. All classes of our common stock with voting rights will vote together as a single class on all matters described in this proxy statement. As of the record date, there were 1,597,015,422 shares of common stock outstanding, consisting of 94,945,635 shares of Class A common stock and 1,502,069,787 shares of Class D common stock. As of the record date, all of our outstanding Class D common stock is held by SFS Corp. (the “SFS Securities”). There are no outstanding shares of Class B common stock or Class C common stock.

The Voting Limitation in our certificate of incorporation provides that, at any time when the aggregate voting power of the SFS Corp. Securities would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each SFS Corp. security will be reduced such that the aggregate voting power of all the SFS Securities is equal to 79%.

As a result of the Voting Limitation, as of the record date, (a) each outstanding share of Class D common stock held by SFS Corp. is entitled to 0.2378 votes per share, representing an aggregate of 79.0% of the combined voting power of our outstanding common stock and (b) each outstanding share of Class A common stock is entitled to one vote per share, representing an aggregate of 21% of the combined voting power of our outstanding common stock. Because each holder of Class B common stock and Class D common stock is entitled to 10 votes per share, SFS Corp. will continue to have such control as long as it owns at least 10% of our issued and outstanding common stock. Without the Voting Limitation, SFS Corp. would have approximately 99% of the combined voting power of our common stock.

Q:	What constitutes a quorum, and why is a quorum required?

A:

We are required to have a quorum of stockholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote:

Via internet	By mail if you have received a paper copy of the proxy materials

In person at the meeting

Detailed instructions for internet and telephone voting are set forth on the Notice, which contains instructions on how to access our proxy statement and Annual Report online. You may also vote in person at the Annual Meeting.

If you are a beneficial stockholder, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	51

Q&A ABOUT VOTING

Q:	What am I voting on?

A:

At the Annual Meeting you will be asked to vote on the following three proposals. We will also consider other business that properly comes before the meeting in accordance with Delaware law and our Bylaws. Our Board recommendation for each of these proposals is set forth below.

Proposal		How You Can Vote	Board Recommendation

1:	Election of Justin Ishbia, Robert Verdun and Melinda Wilner, as directors for a three-year term expiring at the 2027 Annual Meeting

•  FOR the election of all Class III director nominees named herein

•  WITHHOLD authority to vote for all such Class III director nominees

•  Individually vote FOR or WITHHOLD with respect to each Class III director nominees by indicating in the space provided on the proxy

FOR each director nominee

2:	Ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2024 fiscal year	• FOR • AGAINST • You may indicate that you wish to ABSTAIN from voting on the matter	FOR

3:	Advisory Vote on the compensation of our Named Executive Officers (“Say on Pay”)	• FOR • AGAINST • You may indicate that you wish to ABSTAIN from voting on the matter	FOR

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mat Ishbia and Adam Wolfe, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Q:	What if I abstain on a proposal?

A:

If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What is the required vote for approval of each of the proposals and what is the impact of abstentions?

A:

Proposal		Vote Required for Approval	Abstentions

1:	Election of Directors	Majority of votes cast	No impact

2:	Ratification of Deloitte as independent registered public accounting firm	Majority of votes cast	No impact

3:	Say on Pay	Majority of votes cast	No impact

A proposal has received a majority of the votes cast if the votes cast “FOR” a proposal exceed the votes cast “AGAINST” a proposal. In addition, we intend to evaluate the advisory proposal, Proposal 3, using the same standard. Consequently, abstentions will have no impact on the results, as they are not counted as votes cast.

Q:	What is the effect of the advisory vote on Proposal 3?

A:

Proposal 3 is an advisory vote. This means that while we ask stockholders to approve the resolution regarding Say on Pay, this is not an action that requires stockholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. Although the vote on Proposal 3 is non-binding, our Board and the Compensation Committee will review the result of the vote and take it into account in making determinations concerning executive compensation.

52	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

Q&A ABOUT VOTING

Q:	What if I sign and return my proxy without making any selections?

A:

If you sign and return your proxy without making any selections, your shares will be voted “FOR” Proposals 1, 2 and 3. If other matters properly come before the meeting, Mat Ishbia and Adam Wolfe will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:

If your shares are registered directly in your name with UWM’s transfer agent, Equiniti Trust Company, LLC (“EQ”), you are considered the “stockholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials (“Notice”) has been forwarded to you by your nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

Q:	What if I am a beneficial stockholder and I do not give the nominee voting instructions?

A:

If you are a beneficial stockholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1:	Election of Directors	No	None
2:	Ratification of the appointment of Deloitte as Auditors	Yes	Not Applicable
3:	Say on Pay	No	None

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial stockholder, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the Annual Meeting?

A:

Only stockholders and our invited guests can attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.

We currently intend to hold the Annual Meeting in person. Any change will be announced via a press release, which will be available at our website, uwm.com under Investor Relations, and filed as definitive additional soliciting materials with the SEC.

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	53

Q&A ABOUT VOTING

Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record.

Beneficial stockholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Q:	Who should I contact with other questions?

A:

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our Annual Report, please contact: UWM Holdings Corporation, 585 S Boulevard E, Pontiac, MI 48341, Attention: Investor Relations, Email: investorrelations@uwm.com.

54	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

OTHER MATTERS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership and changes in ownership of our Class A common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during 2023, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals and director nominations pursuant to the advance notice provision in our Bylaws should be sent to UWMC at the address set forth in the Notice. To be considered for inclusion in UWM’s proxy statement for the 2024 Annual Meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is December 26, 2024.

Additionally, pursuant to the advance notice provision in our Bylaws, any stockholder proposal, not required to be included in our proxy statement, or any nomination for election as director to be submitted at the 2025 Annual Meeting of Stockholders, shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, February 4, 2025, nor earlier than the close of business on the one hundred twentieth (120th) day, March 6, 2025, prior to the first anniversary of the preceding year’s annual meeting. Our Bylaws set forth the information that is required in a written notice of a stockholder proposal. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

In addition, in order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING

The names of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of- pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

COMMUNICATION WITH UWMC’S BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our corporate office located at 585 S Boulevard E, Pontiac, MI 48341. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Class A common stock of UWM. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to: (1) the purchase or sale of products or services; (2) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease; (3) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease; (4) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor; (5) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters; and (6) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of UWM. The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute

UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT	55

OTHER MATTERS

such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be sent directly to the Chair of the Audit Committee, whether it was directed to such person.

AVAILABLE INFORMATION

We maintain an internet website at uwm.com. Copies of the Committee charters of each of the Audit Committee and Compensation Committee, together with certain other corporate governance materials, including our Corporate Governance Guidelines, Code of Ethics and Code of Conduct, can be found under the Investor Relations—Corporate Governance section of our website at uwm.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2023 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our internet website at uwm.com. A request for a copy of such report should be directed to UWM Holdings Corporation, 585 S Boulevard E, Pontiac, MI 48341, Attention: Investor Relations. A copy of any exhibit to the 2023 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

ELECTRONIC DELIVERY

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 25, 2024. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Equiniti Trust Company, LLC (“EQ”) in writing: Equiniti Trust Company, 48 Wall Street, Floor 23, New York, NY 10005, or by telephone: 800-937-5449 or 718-921- 8124. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the internet at astfinancial.com.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact American Stock Transfer Company as indicated above. Beneficial stockholders can request information about householding from their nominee.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements in this proxy statement include statements relating to: (i) our belief that the purchase mortgage market is less rate sensitive; (ii) our beliefs and expectations for the mortgage and housing industry in 2024; (iii) our intent to continue to build the best technology and to provide the best service to the broker channel; (iv) our expectations regarding our future performance in the purchase business and; (v) expectations regarding our future sustainability initiatives. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement including the following risks: (1) macroeconomic and U.S. residential real estate market conditions, including changes that affect interest rates, the impact of inflation on housing pricing, demand for mortgages and the ability of borrowers to qualify for and afford mortgages; (2) our ability to continue to attract and retain our Independent Mortgage Advisor relationships and to secure the volume of purchase mortgages that we anticipate; (3) our ability to generate sufficient income and cash flow, and to comply with all relevant credit and legal limitations, to maintain a consistent dividend; and (4) all other risks described in Item 1A—Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 28, 2024.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

56	UWM HOLDINGS CORPORATION > 2024 PROXY STATEMENT

UWM HOLDINGS CORPORATION Proxy for Annual Meeting of Stockholders on June 4, 2024 Solicited on Behalf of the Board of Directors    The undersigned hereby appoints Mat Ishbia and Adam Wolfe, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of UWM Holdings Corporation, to be held June 4, 2024 at 9:30 a.m. at our offices located at: UWM Main Campus – North Auditorium 585 S. Boulevard E, Pontiac, MI 48341, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF
UWM HOLDINGS CORPORATION

June 4, 2024

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20333000000000001000 5 060424

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Justin Ishbia
- ○ Robert Verdun
- ○ Melinda Wilner

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERDS OF UWM HOLDINGS CORPORATION June 4, 2024 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter ACCOUNT NUMBER and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24859 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20333000000000001000 THE BOARD OF 5 DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION 060424 OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP as our NOMINEES: Independent Registered Public Accountants. FOR ALL NOMINEES O Justin Ishbia 3. To approve, on an advisory basis, the compensation of our named O Robert Verdun executive officers. WITHHOLD AUTHORITY O Melinda Wilner FOR ALL NOMINEES FOR (See ALL instructions EXCEPT below) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and FOR Proposal 3. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    JOHN SMITH    1234 MAIN STREET    APT. 203    NEW YORK, NY 10038 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate change your the new address address on your in the account, address please space check above the . Please box at note right and that changes this method to the . registered name(s) on the account may not be submitted via Signature of Stockholder    Date:    Signature of Stockholder    Date:     Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full . title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.